                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            McLeodUSA Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

LOGO

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                         Cedar Rapids, Iowa 52406-3177
                                (319) 364-0000

                                                                  April __, 2000

Dear Stockholder:

  On behalf of the Board of Directors of McLeodUSA Incorporated, it is my pleasure to invite you to the 2000 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa.

  The Annual Meeting has been called for the following purposes:

  .  To elect seven directors to serve on the Board of Directors;

  . To consider and vote on a proposal to approve our 1996 Employee Stock Option Plan, as amended;

  .  To consider and vote on three proposals to amend our Certificate of
     Incorporation: (a) to increase the number of authorized shares of Class A common stock to 2,000,000,000 from 1,000,000,000; (b) to authorize a new class of preferred stock in the amount of 10,000,000 shares; and (c) to require the unanimous written consent of the stockholders to take corporate action of stockholders without a meeting;

  . To ratify the Board of Directors' appointment of Arthur Andersen LLP as our independent public accountants for the 2000 fiscal year; and

  . To transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

  The Board of Directors has approved the matters being submitted by McLeodUSA for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" each of the proposals as set forth in the attached Proxy Statement. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card.

                                  Sincerely,




                                  Clark E. McLeod
                                  Chairman and Chief Executive Officer

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                         Cedar Rapids, Iowa 52406-3177
                                (319) 364-0000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 31, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of McLeodUSA Incorporated, a Delaware corporation, will be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, for the following purposes:

     1. To elect seven directors to serve on the Board of Directors, four to serve in the class of directors whose term expires in 2003, two to serve in the class of directors whose term expires in 2002, and one to serve in the class of directors whose term expires in 2001;

     2. To consider and vote on a proposal to approve our 1996 Employee Stock Option Plan, as amended;

     3. To consider and vote on a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of Class A common stock to 2,000,000,000 from 1,000,000,000;

     4. To consider and vote on a proposal to amend our Certificate of Incorporation to authorize a new class of preferred stock in the amount of 10,000,000 shares;

     5. To consider and vote on a proposal to amend our Certificate of Incorporation to require the unanimous written consent of the stockholders to take corporate action of stockholders without a meeting;

     6. To ratify the Board of Directors' appointment of Arthur Andersen LLP as our independent public accountants for the 2000 fiscal year; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Pursuant to our Bylaws, the Board of Directors has fixed April 11, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date and eligible to vote will be entitled to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices located at 6400 C Street SW, Cedar Rapids, Iowa 52406.

                                    By Order of the Board of Directors


                                    Clark E. McLeod
                                    Chairman and Chief Executive Officer
Cedar Rapids, Iowa
April ___, 2000

     Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of McLeodUSA a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date.

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                         Cedar Rapids, Iowa 52406-3177
                                (319) 364-0000
                              __________________

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 31, 2000
                              ___________________

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying proxy card are furnished to stockholders of McLeodUSA Incorporated entitled to vote in connection with the solicitation by the Board of Directors of McLeodUSA (the "Board of Directors") of proxies to be used at the 2000 Annual Meeting of Stockholders to be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, and at any adjournment thereof.

     If the enclosed proxy card is properly executed by a holder of shares of Class A common stock and returned to McLeodUSA in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

     .  "FOR" PROPOSAL 1 TO ELECT THE NOMINEES FOR DIRECTOR

     .  "FOR" PROPOSAL 2 TO APPROVE OUR 1996 EMPLOYEE STOCK OPTION PLAN, AS
        AMENDED

     . "FOR" PROPOSAL 3 TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

     . "FOR" PROPOSAL 4 TO AMEND OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK

     . "FOR" PROPOSAL 5 TO AMEND OUR CERTIFICATE OF INCORPORATION TO REQUIRE THE UNANIMOUS WRITTEN CONSENT OF THE STOCKHOLDERS TO TAKE CORPORATE ACTION OF STOCKHOLDERS WITHOUT A MEETING

     . "FOR" PROPOSAL 6 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2000 FISCAL YEAR

     If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

     Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time before its exercise by filing with the Secretary of McLeodUSA a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A stockholder who submits a proxy by telephone or through the Internet may also revoke it by submitting a new proxy using the same procedures at a later date.

     The cost of solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, our officers, directors or employees also may solicit proxies personally or by telephone or other means. These persons will not be specifically compensated for the solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse these persons for their reasonable expenses.

     Share amounts in this Proxy Statement do not reflect the three-for-one stock split to be effected in the form of a stock dividend of our Class A common stock announced on February 29, 2000 and to be distributed to our stockholders on April 24, 2000.

     The close of business on April 11, 2000 has been fixed by the Board of Directors as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. As of the Record Date, our outstanding capital stock consisted of ___________ shares of Class A common stock, par value $0.01 per share (the "Class A common stock"), ______________ shares of Series A preferred stock, 275,000 shares of Series B preferred stock and 125,000 shares of Series C preferred stock. Each holder of Class A common stock is entitled to one vote per share with respect to all matters as to which a vote is taken at the Annual Meeting, other than the election of two nominees for director who are to be elected solely by the holders of our Series B preferred stock. Holders of our preferred stock are not entitled to vote at the Annual Meeting, except in the case of the election of two nominees for director designated by the holders of the Series B preferred stock, who are entitled to the exclusive right to vote for the election of such designees pursuant to the terms of the Series B preferred stock.

     Our Bylaws provide that the holders of a majority of the voting rights of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

     Assuming the presence of a quorum at the Annual Meeting:

     . a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock or Series B preferred stock, as the case may be, is required for election of directors;

     . a majority of the voting rights present and entitled to vote at the Annual Meeting by the holders of Class A common stock is required to (i) approve our 1996 Employee Stock Option Plan, as amended, and (ii) ratify the appointment of Arthur Andersen LLP as our independent public accountants; and

     . a majority of the outstanding shares of Class A common stock entitled to vote at the Annual Meeting is required to approve each of the three proposed amendments to our Certificate of Incorporation.

     Unless otherwise required by applicable law or the Certificate of Incorporation or Bylaws of McLeodUSA, the affirmative vote of a majority of the voting rights present and entitled to vote at the Annual Meeting by the holders of Class A common stock is required to decide any other matter submitted to a stockholder vote. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

  Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as present or entitled to vote on any matter presented at the Annual Meeting. As a result, broker non-votes will not have any effect on Proposals 1, 2 or 6 but will have the same effect as a vote against the remainder of the Proposals. Abstentions will be counted as shares that are present and entitled to vote on matters presented at the Annual Meeting. As a result, abstentions will not have any effect on Proposal 1 but will have the same effect as a vote against the remainder of the Proposals.

     As of the Record Date, Clark E. and Mary E. McLeod beneficially owned ____________ shares of Class A common stock, Alliant Energy Corporation (collectively with its subsidiaries and Alliant Energy Foundation, Inc., "Alliant Energy") beneficially owned ______________ shares of Class A common stock, Richard A. Lumpkin beneficially owned ________________ shares of Class A common stock, and Media/Communications Partners III Limited Partnership and M/C Investors L.L.C. (together, "M/C") beneficially owned ___________ shares of Class A common stock, representing approximately ___%, ____%, ____% and ____%, respectively, or approximately _____% in the aggregate, of the voting rights of the shares of Class A common stock entitled to vote at the Annual Meeting. Mr. and Mrs. McLeod, Alliant Energy, Mr. Lumpkin and M/C have advised us that they intend to vote in favor of approval of all matters described in this Proxy Statement. Consequently, the likelihood of the approval of all the proposals set forth in this Proxy Statement is substantially enhanced. Mr. and Mrs. McLeod, Alliant Energy,

Mr. Lumpkin, M/C and several other stockholders also have entered into one or more voting agreements with respect to the election of directors. See "Principal Holders of Voting Securities--Stockholders' Agreements."

     As of the Record Date, two partnerships affiliated with Forstmann Little & Co. beneficially owned all the shares of Series B preferred stock. These holders have advised us that they intend to vote in favor of the election of the two director nominees who are to be elected solely by the holders of our Series B preferred stock. Consequently, approval of these two director nominees, Theodore
J. Forstmann and Erskine B. Bowles, is assured.

     This Proxy Statement, the Notice of Annual Meeting of Stockholders and the proxy card were first mailed to stockholders entitled to vote on or about April ___, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

  Our Bylaws provide that the Board of Directors shall consist of not fewer than three directors nor more than fifteen directors and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of thirteen directors, divided into three classes of directors serving staggered three-year terms.

  At the Annual Meeting, seven directors will be elected, four to serve in the class of directors whose term expires in 2003, two to serve in the class of directors whose term expires in 2002, and one to serve in the class of directors whose term expires in 2001.

  The Board of Directors has nominated for director:

  . Clark E. McLeod and James E. Hoffman to be elected, each for a three-year term;
  . Blake O. Fisher, Jr. and Robert J. Currey to be elected, each for a two-year term; and
  . Anne K. Bingaman to be elected to complete the one-year remaining on the term of the class in which she presently serves.

  In addition, the holders of the Series B preferred stock have designated Theodore J. Forstmann and Erskine B. Bowles to be elected, each for a three-year term. The holders of the Series B preferred stock have the exclusive right to vote for the election of Messrs. Forstmann and Bowles pursuant to the terms of the Series B preferred stock.

  Unless otherwise specified on the proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. McLeod, Hoffman, Fisher, Currey, Ms. Bingaman, and Messrs. Forstmann and Bowles. The Board of Directors believes that such nominees will stand for election and will serve if elected. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Bylaws, directors are elected by plurality vote.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS.

Information as to Nominees and Continuing Directors

     The following table sets forth information regarding the Board of Director's five nominees for election as directors, the two persons designated for election by the holders of the Series B preferred stock, and those directors who will continue to serve as such after the Annual Meeting.

                                  Age at
                                 March 31,  Director    Term
Nominees:                          2000      Since    Expiring    Position(s) Held with the Company
---------                          ----     --------  --------    ---------------------------------
Clark E. McLeod.............        53        1991      2003      Chairman, Chief Executive Officer and Director
Blake O. Fisher, Jr.........        56        1996      2002      Group Vice President - Chief Planning & Development
                                                                  Officer and Director
Robert J. Currey............        54        1997      2002      Director
James E. Hoffman............        47         --       2003      Director
Theodore J. Forstmann.......        60        1999      2003      Director
Erskine B. Bowles...........        54        1999      2003      Director
Anne K. Bingaman............        56        1999      2001      Director

Continuing Directors:
---------------------
Stephen C. Gray.............        41        1992      2002      President and Chief Operating Officer; President and
                                                                  Chief Executive Officer - Local Services and Director
Paul D. Rhines(2)...........        56        1993      2002      Director
Roy A. Wilkens..............        57        1999      2002      Chief Technology Officer; President and Chief Executive
                                                                  Officer - Data Network and Director
Richard A. Lumpkin..........        65        1997      2001      Vice Chairman and Director
Thomas M. Collins(1)(2).....        72        1993      2001      Director
Peter H.O. Claudy(1)........        38        1999      2001      Director

_________________________________________

(1) Currently a member of the Audit Committee.
(2) Currently a member of the Compensation Committee.

     The principal occupations for the past five years of each of the seven nominees for director and the six directors whose terms of office will continue after the Annual Meeting are set forth below.

Clark E. McLeod. Mr. McLeod founded McLeodUSA and has served as Chairman, Chief Executive Officer and a director of McLeodUSA since its inception in June 1991. His previous business venture, Teleconnect Company, an Iowa-based long distance telecommunications company, was founded in January 1980. Mr. McLeod served as Chairman and Chief Executive Officer of Teleconnect from January 1980 to December 1988, and from December 1988 to August 1990 he served as President of Telecom * USA, Inc., the successor to Teleconnect following its merger with SouthernNet, Inc. in December 1988. By 1990, TelecomUSA had become America's fourth largest long distance telecommunications company, with nearly 6,000 employees. MCI Communications Corporation purchased Telecom * USA in August 1990 for $1.25 billion. Mr. McLeod serves on the board of directors of APAC Customer Services, Inc., a provider of customer relationship management services. See "Principal Holders of Voting Securities--Stockholders' Agreements."

Blake O. Fisher, Jr. Mr. Fisher serves as Group Vice President - Chief Planning & Development Officer and has served as a director of McLeodUSA since October 1996. Mr. Fisher previously served in various executive positions at McLeodUSA including Regional President - Western Region, Executive Vice President - Corporate Administration and Chief Financial Officer and as Treasurer, having joined McLeodUSA in February 1996. He served as Executive Vice President and Chief Financial Officer of IES Industries Inc., a diversified electric utility holding company, from 1991 to 1996. Mr. Fisher also served as President of IES Utilities Inc. from February 1995 to February 1996. Prior to joining IES, Mr. Fisher held a variety of management positions with Consumers Power Company, an electric utility, including Vice President of Finance and Treasurer. Mr. Fisher is one of Mr. McLeod's designees to the Board of Directors. See "Principal Holders of Voting Securities--Stockholders' Agreements."

Robert J. Currey.   Mr. Currey has served as a director of McLeodUSA since
September 1997. He was elected as a director of McLeodUSA based on the requirements of the merger agreement between McLeodUSA and

Consolidated Communications Inc. ("CCI"). Mr. Currey also served as Group President, Telecommunications Services of McLeodUSA between October 1997 and March 1998. Since then he has served as President of 21st Century Telecom Group, Inc., a cable and Internet services company. Mr. Currey served as President of CCI from March 1990 to September 1997, when CCI was acquired by McLeodUSA. From June 1988 to March 1990, Mr. Currey served as Senior Vice President, Operations and Engineering of Citizens Utility Co., a diversified utility company. From 1987 to 1988, he served as Executive Vice President of US SPRINT, an interexchange carrier, and from 1984 to 1987, he served as Senior Vice President, Operations for United Telecommunications, Inc., a telecommunications company. Prior to 1984, Mr. Currey served as an Assistant Vice President with Ameritech and also held a succession of management positions in operations, personnel, labor relations and marketing. Mr. Currey is also a director of Brenton Banks Inc., a bank holding company.

James E. Hoffman. Mr. Hoffman has served as President of Alliant Energy Resources, Inc., a wholly owned subsidiary of Alliant Energy Corporation, of which he is Executive Vice President - Business Development, since April 1998. Mr. Hoffman has responsibility for oversight of the non-regulated businesses of Alliant Energy, including energy, environment, transportation, trading and telecommunications. Mr. Hoffman previously served in various executive positions at Alliant Energy, having joined Alliant Energy in 1995. From 1990 to 1995, he was Chief Information Officer for MCI Communications. Before that he served as Executive Vice President of TelecomUSA. Mr. Hoffman is the nominee of Alliant Energy to the Board of Directors. See "Principal Holders of Voting Securities--Stockholders' Agreements."

Theodore J. Forstmann. Mr. Forstmann has served as a director of McLeodUSA since September 1999. Mr. Forstmann is co-founder and senior partner of Forstmann Little & Co., a major New York private equity firm that has made 27 acquisitions and significant equity investments, returning billions to its investors. Forstmann Little's best-known acquisitions include Gulfstream Aerospace, General Instrument, Ziff-Davis Publishing, Community Health Systems,
Yankee Candle, Dr. Pepper and Topps.   Mr. Forstmann serves as chairman and
director of Gulfstream Aerospace and serves on the board of directors of Yankee Candle Company.

Erskine B. Bowles.   Mr. Bowles has served as a director of McLeodUSA since
September 1999. Mr. Bowles is a general partner of both Forstmann Little & Co. and Carousel Capital, a Charlotte, N.C.-based merchant bank he co-founded in 1996. Mr. Bowles served as Chief of Staff to President Clinton from November 1996 until November 1998. He served as Assistant to the President and Deputy Chief of Staff from October 1994 to December 1995. Mr. Bowles also was Administrator of the U.S. Small Business Administration from May 1993 to September 1994. Mr. Bowles is a director of First Union Corporation, a financial and bank holding company, and V.F. Corporation, a holding company for apparel manufacturers.

Anne K. Bingaman. Ms. Bingaman has served as a director of McLeodUSA since July 1999. Since September 1999, Ms. Bingaman has served as Chairman and Chief Executive Officer of Valor Telecom, LLC, a closely held new entrant in the telecommunications industry, headquartered in Dallas, Texas. Prior to founding Valor, Ms. Bingaman was an independent consultant in Washington, D.C. where she focused on antitrust issues related to the telecommunications industry. She served as Senior Corporate Vice President and founding President for the Local Services Division of LCI International Telecom, Inc. from January 1997 until the company's acquisition by Qwest in July 1998. Ms. Bingaman was nominated by President Clinton and confirmed by the U.S. Senate to the post of Assistant Attorney General in charge of the Antitrust Division of the U.S. Department of Justice, where she served from June 1993 to October 1996. Before her nomination to the Justice Department, Ms. Bingaman was a partner at a number of law firms, as well as an associate professor of law.

Stephen C. Gray. Mr. Gray serves as President and Chief Operating Officer of McLeodUSA and as President and Chief Executive Officer - Local Services. He has been a director of McLeodUSA since April 1993. Prior to joining McLeodUSA in 1992, Mr. Gray served from August 1990 to September 1992 as Vice President of Business Services at MCI, where he was responsible for MCI's local access strategy and for marketing and sales support of the Business Markets division. From February 1988 to August 1990, he served as Senior Vice President of National Accounts and Carrier Services for Telecom * USA, where his responsibilities included sales, marketing, key contract negotiations and strategic acquisitions and combinations. Before joining TelecomUSA, Mr. Gray held a variety of management positions with Williams Telecommunications Company, a long distance telephone company. Mr. Gray is one of Mr. McLeod's designees to the Board of Directors. See "Principal Holders of Voting Securities-- Stockholders' Agreements."

Paul D. Rhines. Mr. Rhines has served as a director of McLeodUSA since April 1993. Since 1997, Mr. Rhines has been Executive Vice President and Managing Member of Marshall Venture Capital, L.C., which is the General

Partner of Marshall Capital Fund, L.P., a venture capital limited partnership. He is a founder and a general partner of R.W. Allsop & Associates, L.P. and R.W. Allsop & Associates II L.P., two venture capital limited partnerships established in Cedar Rapids, Iowa, in 1981 and 1983, respectively. He is also a founder and general partner of MARK Venture Partners L.P., a limited partnership which is the general partner of Allsop Venture Partners III, L.P., a venture capital limited partnership established in Cedar Rapids, Iowa in 1987. He has also served since 1980 as Executive Vice President and a director of RWA, Inc., a venture capital management firm. Mr. Rhines was a director of Teleconnect and its successor, Telecom * USA, from 1982 to 1990.

Roy A. Wilkens. Mr. Wilkens serves as Chief Technology Officer of McLeodUSA and as President and Chief Executive Officer - Data Network, having joined McLeodUSA in January 2000. Mr. Wilkens has served as a director of McLeodUSA since June 1999. Mr. Wilkens was President of the Williams Pipeline Company when he founded WilTel Network Services as an operating unit of the Williams Companies, Inc., in 1985. He was founder/Chief Executive Officer of WilTel Network Services from 1985 to 1997. In 1995, WilTel Network Services was acquired by LDDS Communications, which now operates under the name WorldCom. Mr. Wilkens served as Vice Chairman of WorldCom until his retirement in 1997. In 1992, Mr. Wilkens was appointed by President Bush to the National Security Telecommunications Advisory Council. He also has served as chairman of both the Competitive Telecommunications Association (CompTel) and the National Telecommunications Network. Mr. Wilkens was a director of Splitrock Services, Inc. before its acquisition by McLeodUSA. He is also a director of Williams Communications Group, Inc., a provider of services and products to communications companies, and The Management Network Group Inc., a provider of consulting services to the telecommunications industry.

Richard A. Lumpkin. Mr. Lumpkin has served as Vice Chairman and a director of McLeodUSA since September 1997. Mr. Lumpkin was elected as an officer and a director pursuant to the requirements of the merger agreement between McLeodUSA and CCI. He has continued to serve as a director pursuant to the requirements of certain stockholders' agreements. Mr. Lumpkin served as Chairman and Chief Executive Officer of CCI from 1990 to September 1997, when CCI was acquired by McLeodUSA. He continues to serve as Chairman, Chief Executive Officer and President of Illinois Consolidated Telephone Company ("ICTC"), a wholly-owned subsidiary of McLeodUSA. From its formation in 1984 to 1990, Mr. Lumpkin served as President of CCI. From 1968 to 1990, Mr. Lumpkin held various executive positions at ICTC, including Vice President of Operations and Treasurer. He is a director of Ameren Corporation, an electric utility holding company, First Mid-Illinois Bancshares, Inc., a bank holding company, and its wholly-owned subsidiary First Mid-Illinois Bank & Trust. Mr. Lumpkin is Chairman of the Board of Illuminet Holdings, Inc., formerly USTN Holdings, Inc., a telecommunications company. He is also a former director and past president of the Illinois Telephone Association and the United States Telephone Association. See "Principal Holders of Voting Securities--Stockholders' Agreements."

Thomas M. Collins. Mr. Collins has served as a director of McLeodUSA since April 1993. Mr. Collins is of counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, where he has practiced law since 1952. Mr. Collins was a director of Teleconnect and its successor, TelecomUSA, from 1985 to August 1990. He is also a director of APAC Customer Services, Inc., a provider of customer relationship management services.

Peter H.O. Claudy. Mr. Claudy has served as a director of McLeodUSA since April 1999, during which time he has been the nominee of M/C to the Board of Directors. Mr. Claudy is a general partner of M/C Partners and M/C Venture Partners, affiliates of Media/Communications Partners III Limited Partnership and M/C Investors, L.L.C., and has specialized in investing in telecommunications companies since 1991. He originated and held primary responsibility for the M/C equity investment in Ovation Communications, Inc., now a subsidiary of McLeodUSA. Mr. Claudy performs the same role for M/C Venture Partners' investment in, and serves on the board of, Florida Digital Networks, a competitive local exchange carrier. He also serves as a director of HarvardNet, a data communications company serving the New England and New York City regions, Cavalier Telephone, a competitive local exchange carrier serving the state of Virginia and Triad Cellular, a wireless telecommunications company. See "Principal Holders of Voting Securities--Stockholders' Agreements."

Corporate Governance and Related Matters

  The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to our Bylaws, other candidates also may be nominated by any stockholder, provided such other nomination(s), together with the identity of the nominator and the number of shares of McLeodUSA stock owned, directly and indirectly, by the nominator, are submitted in writing to the Secretary of McLeodUSA no later than 90 days prior to the meeting of stockholders at which such directors are to be elected. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, among other things, recommends the firm to be appointed as independent public accountants to audit our financial statements, discusses the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent public accountants. The current members of the Audit Committee are Messrs. Collins and Claudy. The Compensation Committee reviews and recommends the compensation arrangements for management and administers the stock option plans and stock purchase plan. The current members of the Compensation Committee are Messrs. Collins, Rhines and Liu. Mr. Liu is retiring from the Board of Directors effective at this year's Annual Meeting.

     During the fiscal year ended December 31, 1999, the Board of Directors met nine times. During the same period, the Audit Committee met two times and the Compensation Committee met ten times. During the fiscal year ended December 31, 1999, no director attended fewer than 75% of the total of all meetings of the Board of Directors and any committee on which the director served, except Mr. Forstmann who attended two of the four meetings of the Board of Directors held during the period he has been a director.

Directors' Compensation

     Our directors who are also employees receive no directors' fees. Non-employee directors receive directors' fees of $1,000 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. In addition, directors are reimbursed for reasonable out-of-pocket travel expenditures incurred in connection with their attendance at Board and committee meetings. Directors are also eligible to receive grants of stock options under the Directors Stock Option Plan.

     Under our Directors Stock Option Plan, an aggregate of 2,200,000 shares of Class A common stock are reserved for purchase pursuant to option grants to our directors who are not officers or employees. Options for ________ shares of Class A common stock had been granted under the Directors Stock Option Plan and options to purchase _______ shares of Class A common stock had been exercised as of the Record Date. Each eligible director who commences service as a director is granted an initial option to purchase 20,000 to 40,000 shares of Class A common stock. Each eligible director also is granted additional options to purchase up to 20,000 shares of Class A common stock after each subsequent annual meeting of stockholders. In addition, eligible directors may be granted such discretionary options, in addition to the foregoing options, as may be determined by the Board; provided that no more than an aggregate of 200,000 shares of Class A common stock may be granted as discretionary options to any one person. The Directors Stock Option Plan will terminate automatically on March 28, 2006, unless terminated earlier by the Board of Directors.

     Other than the compensation described above, none of the directors received any other compensation from McLeodUSA in 1999 in connection with their service as directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth information concerning the cash and non-cash compensation paid or accrued during the periods indicated to our Chief Executive Officer and four other most highly compensated executive officers whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                                                                     Long Term
                                                                                    Compensation
                                                                                       Awards
                                                                                  ----------------
                                                          Annual Compensation         Securities
                                                       -------------------------      Underlying            All Other
Name and Principal Position                  Year          Salary        Bonus         Options           Compensation(1)
---------------------------------------  ------------  ------------   ----------   ---------------   -------------------
Clark E. McLeod                             1999         $250,000     $142,000               --         $ 1,883,200(2)
 Chairman and Chief                         1998          228,077      122,732          200,000           1,883,200(2)
    Executive Officer                       1997          185,262       72,422          446,000               3,000

Stephen C. Gray                             1999          250,000      142,000        1,000,000               3,200
 President and Chief Operating Officer      1998          228,077      122,732          200,000               3,200

                                            1997          184,728      199,216          506,000               3,000

Blake O. Fisher, Jr.                        1999          175,000      102,680          120,000             342,690(3)
 Group Vice President -                     1998          176,193       92,607           70,000               3,200
    Planning & Development                  1997          143,484      131,048          336,000                  --

Arthur L. Christoffersen                    1999          180,000      126,135          150,000               7,100(4)
 Group Vice President - Publishing          1998          176,538       68,000          126,000               3,200
 Services                                   1997          154,524           --          394,000               3,000

J. Lyle Patrick                             1999          149,231      115,640          150,000               3,200
 Group Vice President - Finance             1998          131,000      198,810          100,000             203,200(5)
 & Accounting                               1997          149,167       96,650          146,000              46,718(6)

______________________
(1) Unless otherwise indicated, all other compensation represents matching contributions made by McLeodUSA to the McLeodUSA Incorporated 401(k) Plan on behalf of the applicable individual.
(2) Includes $1,880,000 of premiums paid on split dollar life insurance policies for the benefit of the McLeod Family 1998 Special Trust. For additional information, see "Certain Transactions."
(3) Includes $339,490 paid by McLeodUSA to Blake O. Fisher, Jr. for reimbursement of relocation expenses.
(4) Includes $3,900 paid by McLeodUSA to Arthur L. Christoffersen for an auto allowance.
(5) Includes $200,000 paid by McLeodUSA to J. Lyle Patrick for reimbursement of relocation expenses.
(6) Represents the payment of accumulated vested vacation at the time McLeodUSA acquired CCI.

Option Grants

     The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1999.

                                                       Individual Grants                                  Potential Realized
                          ---------------------------------------------------------------------------
                            Number of      Percent of                                                      Value at Assumed
                           Securities    Total Options                                                   Annual Rates of Stock
                           Underlying      Granted to                                                   Price Appreciation for
                             Options      Employees in    Exercise                                            Option Term
                                                                                                              ------------
Name                       Granted        Fiscal Year    Price(1)     Grant Date      Expiration Date      5%            10%
--------------            ----------     -------------   --------     --------------  ---------------  ----------   -----------
Clark E. McLeod                    -           -                -                  -                -           -             -

Stephen C. Gray              200,000(2)      1.4%        $19.1875     March 25, 1999  March 25, 2009   $2,413,383   $ 6,115,987
                             800,000(3)      5.5%         19.1875     March 25, 1999  March 25, 2009    9,653,533    24,463,947

Arthur L. Christoffersen     150,000(3)      1.0%         19.1875     March 25, 1999  March 25, 2009    1,810,037     4,586,990

Blake O. Fisher, Jr.         120,000(3)      0.8%         19.1875     March 25, 1999  March 25, 2009    1,448,030     3,669,592

J. Lyle Patrick              150,000(3)      1.0%         19.1875     March 25, 1999  March 25, 2009    1,810,037     4,586,990

     _______________________
     (1) The exercise price indicated was the fair market value of a share of our Class A common stock on the date of grant, as adjusted to reflect the two-for-one stock split effected in the form of a stock dividend distributed to our stockholders on July 26, 1999.
     (2) These options vest according to the following schedule: 25% per year for four years.
     (3) These options vest according to the following schedule: 25% at 48 months with an additional 25% at each of 60, 72 and 84 months.

Aggregate Option Exercises and Fiscal Year-End Values

     The following table sets forth information for each Named Executive Officer concerning the exercise of options during fiscal year 1999, the number of securities underlying unexercised options at the 1999 year-end and the year-end value of all unexercised in-the-money options held by such individuals.

                                                                                              Value of Unexercised
                                 Shares                       Number of Unexercised           In-the-Money Options
                               Acquired on      Value       Options at Fiscal Year-End       at Fiscal Year-End(2)
                                                            --------------------------       ---------------------
Name                            Exercise     Realized(1)    Exercisable  Unexercisable     Exercisable  Unexercisable
-------------------             --------     -----------    -----------  -------------     -----------  -------------
Clark E. McLeod                   53,500     $ 3,187,438        515,246        414,754     $27,813,224    $20,007,387
Stephen C. Gray                  462,390      13,863,483        685,754      1,519,750      37,848,772     65,283,279
Arthur L. Christoffersen         120,000       3,911,786         52,934        497,066       2,250,886     21,894,800
Blake O. Fisher, Jr.             150,000       4,631,723        283,312        439,312      14,815,617     20,679,305
J. Lyle Patrick                   35,000       1,091,753         55,500        305,500       2,426,750     12,693,625

     ________________
     (1) Represents the difference between the exercise price and the closing price of our Class A common stock on The Nasdaq Stock Market on the date of exercise.
     (2) Represents the difference between the exercise price and the closing price of our Class A common stock on The Nasdaq Stock Market on December 31, 1999.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 1999, no member of the Board of Directors served as a director or a member of the compensation committee of any other company of which any executive officer served as a member of the Board of Directors.

     During 1999 we paid 2060 Partnership, L.P. $1,979,127 for the rental of office and parking spaces in Cedar Rapids, Iowa. 2001 Development Company ("2001"), an Iowa corporation, is the general partner and 80% owner of 2060 Partnership, L.P. Alliant Energy and McLeodUSA own 54.55% and 3.03%, respectively, of the outstanding stock of 2001. The directors and officers of 2001 include Thomas M. Collins, a director of McLeodUSA, Clark E. McLeod, a director and executive officer of McLeodUSA, and James E. Hoffman, a nominee to the Board of Directors.

     During 1999 we paid $93,034 to Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for legal services rendered. We plan to retain the firm in 2000. McLeodUSA provides local and long distance telephone service for Shuttleworth & Ingersoll, P.C. Shuttleworth & Ingersoll, P.C. paid McLeodUSA $65,748 for these services in 1999. Thomas M. Collins is of counsel at Shuttleworth & Ingersoll, P.C.

     For a description of certain other transactions, see "--Certain Transactions."

Employment, Confidentiality and Non-Competition Agreements

     We have employment, confidentiality and non-competition agreements with most members of senior management, including the Named Executive Officers. These agreements typically provide that the applicable senior management employee may not compete with us during the term of his or her employment and for a one or two-year period following a termination for cause, a resignation or a voluntary termination of employment. The agreements also provide that employees subject to the agreements may not disclose any of our confidential information while employed by us or thereafter. The agreements have an indefinite term but may be terminated on 30 days' written notice by either party; provided, however, that the confidentiality and non-competition obligations will survive any such termination. As partial consideration for the execution of the employment, confidentiality and non-competition agreements, we granted to the employees signing such agreements options to purchase shares of Class A common stock at exercise prices which are based on the fair market value of the Class A common stock on the date of grant. Such options were granted pursuant to our 1996 Employee Stock Option Plan.

     On January 7, 2000, we entered into executive employment agreements with Clark E. McLeod, Stephen C. Gray and Roy A. Wilkens (collectively, the "Executives"). These agreements set forth the terms and conditions for the respective employment of Mr. McLeod as Chairman and Chief Executive Officer, Mr. Gray as President and Chief Executive Officer - Local Services, and Mr. Wilkens as President and Chief Executive Officer - Data Network. The significant terms of the agreements are as follows:

     .    Term.  The term of each agreement runs until January 7, 2003.
     . Salary and Bonus Compensation. Each of the Executives receives an initial base annual salary of $400,000, subject to a potential increase each year based on competitive survey data. In addition, each Executive is entitled to bonus opportunities set at not less than 50% of the base annual salary.
     . Equity Compensation. In connection with the agreements, Mr. McLeod was granted an option to purchase 1,000,000 shares of Class A common stock and each of Messrs. Gray and Wilkens was granted an option to purchase 2,000,000 shares of Class A common stock. Each option has an option exercise price equal to the fair market value of the Class A common stock which, in accordance with our 1996 Employee Stock Option Plan, is the closing price of the Class A Common Stock on January 6, 2000.
     . Other Benefits. Each Executive is eligible to participate in all of our standard benefit plans.
     . Noncompetition and Nonsolicitation. The Executives are bound by noncompetition and nonsolicitation covenants for the term of the agreements, and for an additional year in certain circumstances.
     . Severance Benefits. If an Executive terminates his employment for good reason or if we terminate his employment in breach of the agreement, the Executive is entitled to: (a) his full salary through the date of termination and amounts due under any applicable compensation plan;
          (b) a liquidated damages payment approximately equal to the number of years (including partial years) remaining in the term of the agreement, multiplied by the Executive's salary and bonus on the date of termination; (c) full vesting of stock options granted during the term of the agreement, with such options to remain exercisable for four years; (d) continued health and related benefits for the remainder of the term of the agreement; and (e) a gross-up payment to cover excise tax payments due on the Executive's severance benefits.

Change-of-Control Agreements

     We have entered into change-of-control agreements with our executive officers, including the Named Executive Officers, which provide for payments and benefits in connection with specified terminations of employment after a change of control of McLeodUSA. The change-of-control agreements terminate on December 31, 2006, unless a change of control has occurred during the six months preceding December 31, 2006, in which case the agreements terminate on December 31, 2007. If an executive who is a party to a change-of-control agreement terminates employment within six months after a change of control or, if within 24 months after a change of control, the executive's employment is terminated by McLeodUSA (other than for disability, cause, death or retirement) or by the executive following a material reduction in responsibilities or compensation:

     . the executive will be entitled to a lump sum payment equal to 24 times the executive's average monthly compensation during the 12 months immediately preceding the change of control or the date of termination, whichever average monthly compensation is higher;
     . all of the executive's outstanding options to purchase stock of McLeodUSA will become immediately exercisable in full; and
     . if the executive elects to continue coverage under the group health plan, McLeodUSA will continue to pay the employer portion of the premiums for such coverage for the longer of 24 months or the period of coverage provided by Section 4980B of the Internal Revenue Code of 1986 (the "Code").

     An executive who is entitled to payment(s) pursuant to a change-of-control agreement is subject to a non-compete provision generally restricting the executive from competing with us for a two-year period after the termination of employment.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors has prepared the following report on policies with respect to the compensation of executive officers for 1999.

     Decisions on compensation of executive officers are made by the Compensation Committee. The Compensation Committee also administers our stock option plans and stock purchase plan. No member of the Compensation Committee is an employee of McLeodUSA. During 1999, the Compensation Committee consisted of Paul D. Rhines, Thomas M. Collins and Lee Liu.

  Compensation Policies Toward Executive Officers

     The compensation policies are designed to

     .    attract, motivate and retain experienced and qualified executives;
     .    increase the overall performance of McLeodUSA;
     .    increase stockholder value; and
     .    increase the performance of individual executives.

     The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on our overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses of executives should generally be managed to approximate the 25th percentile of the competitive market. In addition, it is our policy to grant stock options to executives upon their commencement of employment and annually thereafter in order to strengthen the alliance of interest between such executives and stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on our performance (as reflected in the market price of the Class A common stock).

     The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 1999:

     Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the same geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

     Annual salary adjustments are recommended by the Chief Executive Officer and Chief Operating Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the Chief Executive Officer's and Chief Operating Officer's performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

     Bonuses. Annual bonuses to executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the annual budget. Bonuses for 1999 were based upon the achievement of such financial and operating factors.

     Stock Options. A third component of executive officers' compensation is the 1996 Employee Stock Option Plan, pursuant to which we grant executive officers and certain other employees options to purchase shares of Class A common stock.

     The Compensation Committee grants stock options to executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with us and annually thereafter. The options generally are granted at an exercise price equal to the market price of the Class A common stock at the date of the grant. Options granted to executive officers typically vest over a period of one to seven years following the date of grant. The maximum option term is ten years (or five years in the case of an incentive stock option (as defined in the Code) granted to an optionee beneficially owning more than 10% of the outstanding Class A common stock). The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for our stockholders through appreciation of stock price. We believe that stock options have been helpful in attracting and retaining skilled executive personnel.

     Stock option grants made to executive officers in 1999 reflect significant individual contributions relating to operations and implementation of development and growth programs. Certain newly hired executive officers also received stock option grants at the time of the commencement of their employment. During 1999, we granted stock options covering a total of 14,539,119 shares of Class A common stock to 6,012 employees, including options covering an aggregate of __________ shares of Class A common stock to eight executive officers. The per share option exercise prices of such options ranged from $____ to $43.125 for the eight executive officers and from $0.40 to $43.125 for non-executive officer employees, which generally equaled the fair market value of a share of Class A common stock on the respective dates of grant. These options include options granted in connection with acquisitions or assumed in the conversion of options previously granted by companies acquired by McLeodUSA.

     Other. We have a contributory retirement plan (the "401(k) Plan") for our employees (including executive officers) age 21 and over with at least three months of service with us. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit). We generally make matching contributions to each participant's account equal to 50% of the participant's contribution up to 2% of the participant's annual compensation, plus a discretionary annual match of up to another 50% of the participant's contribution up to 2% of the participant's annual compensation. Thus, the total matching contribution can be up to 4% of the participant's annual compensation.

  Chief Executive Officer Compensation

     The executive compensation policy described above has been applied in setting Mr. McLeod's 1999 compensation. Mr. McLeod generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. McLeod's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon our long-term performance, as reflected in the market price of the Class A common stock.

     Mr. McLeod's compensation during the year ended December 31, 1999 included $250,000 in base salary and $142,000 in a cash bonus. Mr. McLeod's salary and bonus payments for 1999 were consistent with the Compensation Committee's policy of being at approximately the 25/th/ percentile of the compensation of chief executive officers of peer companies. In addition, we paid $1,880,000 of premiums on split dollar life insurance policies for the benefit of the McLeod Family 1998 Special Trust. For additional information on this arrangement, see "--Certain Transactions."

  Compensation Deductibility Policy

     Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Compensation Committee intends to structure stock option grants to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by McLeodUSA to satisfy the requirements for deductibility under Section 162(m) does in fact do so.


                                  Respectfully submitted,

                                  Compensation Committee

                                  Paul D. Rhines, Chairman
                                  Thomas M. Collins
                                  Lee Liu

Comparative Stock Performance

     The following chart sets forth comparative information regarding cumulative stockholder return on Class A common stock since the initial public offering was completed in June 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. We have never paid a cash dividend on our Class A common stock. Our cumulative stockholder return based on an investment of $100 at June 11, 1996, when the Class A common stock was first traded on The Nasdaq Stock Market, at its closing price of $12.5625, is compared to the cumulative total return of the Standard & Poor's 500 Stock Index and The Nasdaq Telecommunications Stocks Index, comprised of publicly traded companies which are principally in the telecommunications business, during that same period.



                    Comparison of Cumulative Total Returns
            Comparison of Forty-Two Month Cumulative Total Return*
             Among McLeodUSA Incorporated, The S&P 500 Stock Index
                and The Nasdaq Telecommunications Stocks Index



                              [Insert Graph here]



* $100 invested on June 11, 1996, including reinvestment of dividends, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the directors, officers and greater than ten percent beneficial owners of our Class A common stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of our equity securities and to file subsequent reports when there are changes in such ownership. Directors, officers and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

     Based on our review of these reports and on written representations from the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to the directors, officers and greater than ten percent beneficial owners were complied with, except that one Form 3 for each of Peter H.O. Claudy and Timothy T. Devine, one Form 4 for Albert P. Ruffalo and two Form 4s for Stephen C. Gray were filed late. In addition, in connection with the cancellation and reissuance in fiscal year 1997 of two option grants to each of Messrs. Christoffersen, Gray and Ruffalo and three option grants to Mr. McLeod, one late Section 16(a) form was recently filed for each individual to update their previously filed reports to reflect these transactions.

Certain Transactions

     McLeodUSA has entered into various agreements with Orillion USA, Inc. (formerly InvenSys USA, Inc.) and several of its affiliates (collectively "Orillion") pursuant to which Orillion provides information technology development, programming and consulting services, and investment management services to McLeodUSA. Pursuant to these agreements, McLeodUSA paid Orillion approximately $280,784 in 1999 and $1,301,806 thus far in 2000. The payments in 2000 are principally related to a $4,000,000 license fee under a license and joint development agreement entered into in March 2000 by McLeodUSA and Orillion. In addition, Orillion will bill McLeodUSA for work performed under the agreement. Clark E. McLeod and Roy A. Wilkens are directors of Orillion USA, Inc.

     McLeodUSA provides paging services, customer premise equipment ("CPE"), labor and services for CPE, long distance service, 800 service and private lines to First Mid-Illinois Bancshares. First Mid-Illinois Bancshares paid McLeodUSA $503,000 for these services in 1999. In April 2000, McLeodUSA disposed of shares which it held in First Mid-Illinois Bancshares valued at approximately $1,168,000. Of the shares disposed of, First Mid-Illinois paid $152,000 to McLeodUSA to redeem shares; the Lumpkin Foundation, Inc., a nonprofit corporation, paid $638,400 to McLeodUSA to purchase shares; and shares valued at approximately $125,000 were gifted by McLeodUSA to the Lumpkin Foundation, consistent with historical charitable giving practices of McLeodUSA. The disposition of the shares was approved by the Board of Directors of McLeodUSA which determined that the transfer price was at fair market value. Richard A. Lumpkin, Margaret Lumpkin Keon and Mary Lumpkin Sparks own approximately 10.5%, 6.1% and 6.2% of the capital stock of First Mid-Illinois Bancshares, respectively. Richard A. Lumpkin is also a director of First Mid-Illinois Bancshares. McLeodUSA paid $803,000 in 1999 to lease office space from various entities in which Richard A. Lumpkin, Margaret Lumpkin Keon and Mary Lumpkin Sparks have ownership interests. Their financial interest in these transactions totaled $428,000. Mr. Lumpkin is a director, executive officer and significant stockholder of McLeodUSA and Mrs. Keon and Mrs. Sparks are stockholders of McLeodUSA.

     Illuminet Holdings, Inc. paid McLeodUSA $1,973,000 in 1999 for the rental of building space and for DS-1 usage and transmission facilities in the form of private leased lines. McLeodUSA paid Illuminet $2,152,000 in 1999 for database verification services and SS7 link services. Richard A. Lumpkin is the Chairman of the Board of Directors of Illuminet.

     Ameren Corporation and Central Illinois Public Service Company collectively paid McLeodUSA $1,665,000 in 1999 for private line services and long distance services. McLeodUSA paid Ameren and Central Illinois Public Service Company, collectively, $794,000 for electric utility services in 1999. Richard A. Lumpkin is a director of Ameren Corporation, the parent company of Central Illinois Public Service Company.

     In 1997 McLeodUSA and several of its officers and directors acquired a jet aircraft for a total price of $2.25 million. Subsequently, ownership was reallocated. Currently the ownership of the aircraft is held 72% by McLeodUSA, 12% by Mr. McLeod and 8% each by Messrs. Gray and Lumpkin. McLeodUSA and Messrs. McLeod, Gray and Lumpkin are parties to a Joint Ownership Agreement by which they have agreed to share the operational expenses of the aircraft in proportion to their respective ownership interest in the aircraft. Messrs. McLeod, Gray and Lumpkin are directors and executive officers of McLeodUSA.

     In February 2000, McLeodUSA and C&M Consulting, L.L.C. ("C&M") jointly purchased a jet aircraft for a total price of approximately $39.5 million. McLeodUSA and C&M are parties to a Joint Ownership Agreement in which they have agreed to share the operational expenses of the aircraft in proportion to their ownership interests (25% by McLeodUSA and 75% by C&M). Clark E. McLeod and Mary
E. McLeod are the members of C&M. Mr. McLeod is a director and executive officer of McLeodUSA.

     McLeodUSA has entered into an agreement with Alliant Energy pursuant to which Alliant Energy has agreed to grant McLeodUSA access to certain of Alliant Energy's towers, rights-of-way, conduits and poles in exchange for capacity on the McLeodUSA communications network.

     In September 1999, McLeodUSA entered into a IRU Exchange Agreement with 21/st/ Century Telecom Services, Inc. Under the terms of that agreement, McLeodUSA paid $107,845 to 21/st/ Century in 1999. Robert J. Currey, a director of McLeodUSA, is President and CEO of 21/st/ Century.

     On July 28, 1999, McLeodUSA advanced $65,000 on an unsecured basis to Randall Rings, an executive officer, in connection with his purchase of a home. Mr. Rings repaid this non-interest bearing advance in full on December 14, 1999.

     In March 2000, McLeodUSA entered into an agreement with APAC Customer Services, Inc. under which APAC may provide sales, marketing and customer care services to McLeodUSA. McLeodUSA has thus far made no payments to APAC under this agreement. APAC paid to McLeodUSA $108,102 in 1998 and $275,344 in 1999 for telecommunications services. Thomas M. Collins, a director of McLeodUSA, and Clark E. McLeod, an executive officer and director of McLeodUSA, are both directors of APAC.

     In December 1998, McLeodUSA entered into a split dollar arrangement for life insurance policies owned by the McLeod Family 1998 Special Trust on the joint lives of Clark and Mary McLeod. The McLeod Family 1998 Special Trust agreed to assign the policies to McLeodUSA as collateral for the payment by McLeodUSA of the premiums for these policies. No loans have been taken against these policies. In 1999, the premium payments paid by McLeodUSA on these policies totaled $1,880,000. The aggregate face amount of the policies is $113,000,000. The McLeod Family 1998 Special Trust is sole owner and beneficiary of each policy. McLeodUSA has agreed with Clark and Mary McLeod that one of the principal reasons for entering into this arrangement is to avoid any need for their heirs to liquidate their holdings of Class A common stock at or soon after the death of one or both of them. Clark and Mary McLeod have agreed to restrictions on their ability to sell or otherwise dispose of their shares of Class A common stock. See "Principal Holders of Voting Securities--Stockholders' Agreements." McLeodUSA also paid premiums of $138,257 and $71,000 in 1998 and 1999, respectively, for a universal life policy on Clark and Mary McLeod with a face value of $13,500,000. McLeodUSA is the beneficiary of this policy.

     In March 1996, the Board of Directors adopted a policy requiring that any material transactions between McLeodUSA and persons or entities affiliated with officers, directors or principal stockholders of McLeodUSA be on terms no less favorable to McLeodUSA than reasonably could have been obtained in arms' length transactions with independent third parties or be approved by a majority of disinterested directors.

     For a description of certain other transactions, see "--Compensation Committee Interlocks and Insider Participation."

          APPROVAL OF THE 1996 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                                 (Proposal 2)

     On April 12, 2000, subject to stockholder approval, the Board of Directors adopted an amendment to our 1996 Employee Stock Option Plan and directed that this plan, as amended, be submitted to our stockholders for their approval.

     At the Annual Meeting, stockholders will be asked to consider and vote to approve the 1996 Employee Stock Option Plan, as amended (the "Plan"), substantially in the form included in Exhibit A. If Proposal 2 is approved by the stockholders, the amendment to the Plan will become effective as of April 12, 2000.

     The Board of Directors recommends that the stockholders adopt the proposal.

     The affirmative vote of a majority of the voting rights present at the Annual Meeting is required to approve Proposal 2.

     The amendment changes the plan to:

     . give the Board of Directors the authority to administer the plan so long as the Board's actions are approved by a majority of the non-employee director members of the Board;
     . modify the limitation on option grants to an individual optionee from 4,000,000 shares over the term of the plan to a calendar year limit of five percent of the total number of shares reserved for issuance under the plan;
     .    permit non-employee directors to receive grants under the plan;
     . allow the Compensation Committee to permit limited family transfers of non-qualified options;
     . provide that an optionee (or the optionee's estate) has one year to exercise an option following termination of the optionee's employment due to death or disability; and
     . provide that a change in status by the optionee from employee to consultant does not constitute a termination of employment for purposes of an option granted under the plan.

     The Board of Directors is asking our stockholders to approve the Plan because the Board believes that approval is in the best interests of McLeodUSA, our stockholders and our employees. The purpose of the Plan is to advance the interests of McLeodUSA by providing participants in the Plan with an opportunity to acquire or increase a proprietary interest in McLeodUSA, which thereby will create a stronger incentive for these individuals to expend maximum effort for the growth and success of McLeodUSA and will encourage such eligible individuals to continue to advance our interests. In the judgment of the Board of Directors, an initial or increased grant under the Plan will be a valuable incentive and will inure to the ultimate benefit of stockholders by aligning more closely the interests of Plan participants with those of our stockholders.

     As of the Record Date, _______ shares were subject to options currently outstanding under the Plan and __________ shares remain available for new options. On the Record Date, the closing price of our Class A common stock was $________ per share.

Description of the Plan

     A description of the provisions of the Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan, a copy of which is attached as Exhibit A to this proxy statement.

     Administration. The Plan is administered by the Compensation Committee. Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Plan. As amended, the Plan provides that the Board of Directors' authority is coextensive with the Compensation Committee's authority except that the Board of Directors' actions under the Plan must be approved by a majority of the non-employee director members of the Board of Directors.

     The Class A common stock issued or to be issued under the Plan consists of authorized but unissued shares. If any option expires, terminates or is terminated for any reason prior to exercise in full, the shares of stock that were subject to the unexercised portion of such option will be available for future options granted under the Plan.

     Eligibility. Awards may be made under the Plan to officers and key employees of McLeodUSA or any of our affiliates, including any such person who is an officer or director of McLeodUSA, to non-employee directors, and to any other individual whose participation in the Plan is determined to be in the best interests of McLeodUSA by the Compensation Committee. As of March 31, 2000, there were eight executive officers, eight non-employee directors and over 8,000 employees of McLeodUSA and its subsidiaries who were eligible to participate in the Plan.

     Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Plan at any time and for any reason. Unless extended, the Plan will terminate on March 28, 2006. However, amendments will be submitted for stockholder approval to the extent required by the Code or other applicable laws.

     Options. The Plan permits the granting of both (i) options to purchase shares of Class A common stock intended to qualify as incentive stock options under the Code and (ii) options to purchase shares of Class A common stock that do not qualify as incentive stock options under the Code. A total of 75,000,000 shares of Class A common stock are reserved for issuance under the Plan.

     The Plan provides that the exercise price of each stock option may not be less than 100% of the fair market value of our Class A common stock on the date of grant in the case of incentive stock options and may not be less than 50% of the fair market value of our Class A common stock on the date of grant in the case of non-qualified stock options. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our Class A common stock on the date of grant. An exception to these requirements is made for options that McLeodUSA substitutes for options held by employees of companies that McLeodUSA acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

     The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised. Options may be exercised for a period of one year following termination of employment due to an optionee's death or disability. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Class A common stock or by means of a broker-assisted cashless exercise.

     Transferability. In general, options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. As amended, the Plan provides that McLeodUSA may permit limited transfers of non-qualified options for the benefit of immediate family members to help with estate planning concerns.

     Effect of Certain Corporate Transactions. Certain change of control transactions involving us may cause options granted under the Plan to terminate, unless the options are continued or substituted for in connection with the change of control transaction. The Compensation Committee also has authority to accelerate the exercisability of options in connection with a change of control. These change of control transactions include, among other things:

     .    a dissolution;
     . a merger, consolidation or reorganization in which we are not the surviving entity;
     .    a sale of substantially all of our assets to another entity; or
     . the closing of any transaction which results in any person or entity owning more than 80% of the combined voting power of all of our classes of stock.

     Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding options and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect stock dividends, stock splits and other similar events.

     Section 162(m) of the Code. Section 162(m) of the Code limits publicly-held companies such as McLeodUSA to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of
Section 162(m).

     In the case of compensation attributable to stock options, the options will qualify as performance-based compensation if:

     .    the grant is made by the Compensation Committee;
     . the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and
     . under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

The maximum number of shares of Class A common stock subject to options that can be awarded under the Plan to any person in a calendar year is five percent of the number of shares reserved for issuance under the Plan.

Plan Benefits

     The table below provides information regarding stock options granted under the Plan as of the Record Date to:

     .    the Named Executive Officers;
     .    the nominees for election as directors;
     .    all executive officers of McLeodUSA as a group;
     .    all non-executive officer directors as a group;
     .    all non-executive officer employees as a group
          (including all officers who are not executive officers); and
     .    associates of any director, executive officer or nominee as a group.


                                                                                  Options Granted        Range of
Name and Principal Position                                                      (Number of Shares)  Exercise Prices
---------------------------                                                       ----------------   ---------------
Clark E. McLeod                                                                                      $
     Chairman, Chief Executive Officer and Director..........................

Richard A. Lumpkin
     Vice Chairman and Director..............................................

Stephen C. Gray
     President, Chief Operating Officer and Director.........................

Arthur L. Christoffersen
     Group Vice President - Publishing Services..............................

Blake O. Fisher, Jr.
     Group Vice President - Planning & Development and Director..............

J. Lyle Patrick
     Group Vice President - Finance & Accounting.............................

Thomas M. Collins
     Director................................................................

Paul D. Rhines
     Director................................................................

Lee Liu
     Director................................................................

Robert J. Currey
     Director................................................................

Peter H.O. Claudy
     Director................................................................

Roy A. Wilkens
     Chief Technology Officer and Director...................................

Anne K. Bingaman
     Director................................................................

Theodore J. Forstmann
     Director................................................................

Erskine B. Bowles
     Director................................................................

James  E. Hoffman
     Director Nominee........................................................

Executive Officer Group
     (8 persons).............................................................

Non-Executive Officer Director Group
     (8 persons).............................................................

Non-Executive Officer Employee Group
     (_ persons).............................................................

Associates of any Director, Executive Officer or Nominee as a Group..........

     Because participation in and the types of options awarded under the Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved, other than as set forth above, are not currently determinable.

Federal Income Tax Consequences

     Incentive Stock Options. The grant of an option will not be a taxable event for the optionee or for us. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Class A common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of Class A common stock in an amount generally equal to the excess of the fair market value of our Class A common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

     Non-Qualified Options. The grant of an option will not be a taxable event for the optionee or us. Upon exercising a non-qualified option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our Class A common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income.

     An optionee who has transferred a non-qualified stock option to a spouse, child, grandchild, parent or sibling by gift will realize taxable income at the time the option is exercised by the family member. The optionee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the optionee's estate for estate tax purposes.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

         APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
           CLASS A COMMON STOCK TO 2,000,000,000 FROM 1,000,000,000
                                 (Proposal 3)

     On April 3, 2000, subject to stockholder approval, the Board of Directors adopted an amendment to Section 4.1 of our Certificate of Incorporation to increase the number of authorized shares of Class A common stock from one billion (1,000,000,000) to two billion (2,000,000,000) and, as a result, to increase our total authorized shares of capital stock from 1,024,000,000 to 2,034,000,000 (assuming approval of Proposal 4 to authorize a new class of preferred stock in the amount of 10,000,000 shares).

     At the Annual Meeting, stockholders will be asked to consider and vote on the proposed amendment to Section 4.1 of our Certificate of Incorporation, substantially in the form included in Exhibit B. If Proposal 3 is approved by the stockholders, the amendment to our Certificate of Incorporation to increase the authorized shares of Class A common stock will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is likely to be made promptly after the Annual Meeting.

     The Board of Directors recommends that the stockholders adopt the proposal.

     The affirmative vote of a majority of the outstanding shares of Class A common stock entitled to vote at the Annual Meeting is required to approve Proposal 3.

     In addition to the Class A common stock issued and outstanding, as of the Record Date, we also have reserved for issuance the following number of shares of Class A common stock:

                                                                                                        Number of
                                                                                                      --------------
     Reserved for                                                                                         Shares
     ------------                                                                                     --------------
       Outstanding options to purchase McLeodUSA Class A common stock............................             [____]
       Issuance pursuant to employee benefit plans...............................................             [____]
       Conversion of outstanding shares of McLeodUSA Series A, Series B and Series C
         preferred stock.........................................................................             [____]
       Outstanding options to purchase shares of McLeodUSA Class B common stock
         convertible to Class A common stock.....................................................             [____]
       Issuance and additional reserves in connection with the two hundred percent (200%) stock
         dividend scheduled to be distributed on April 24, 2000..................................             [____]

          Total..................................................................................             [____]

     As a result, after including both the shares of Class A common stock issued and outstanding and the shares of Class A common stock reserved for issuance, we have utilized approximately [____] shares of the 1,000,000,000 authorized. Thus, we currently have available for future issuance less than [____] shares of Class A common stock.

     The Board of Directors believes that the proposed increase in the authorized shares of Class A common stock is desirable to enhance our flexibility with possible future actions, including stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and other corporate purposes as may arise. Having this authorized stock available for issuance in the future will give us greater flexibility and will allow additional shares of stock to be issued without the expense and delay of a stockholders' meeting. This kind of delay might deny us the flexibility the Board views as important in facilitating the effective use of our securities. However, our ability to issue large blocks of securities is not unlimited. For example, the rules of The National Association of Securities Dealers, Inc. ("NASD") currently require stockholder approval by issuers of securities quoted on The Nasdaq National Market, on which our Class A common stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in various instances, including:

     .    actions resulting in a change of control of the company;
     . acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of these securities could result in an increase in outstanding common shares or voting power of 5% or more;

     . acquisition transactions generally where the present or potential issuance of securities could result in an increase in the voting power of outstanding common shares of 20% or more; or
     . other sales or issuances of common stock, or securities convertible into or exercisable for common stock, in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of stock.

     Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares remains within the discretion of the Board of Directors without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which our securities may then be listed.

     Except as described above in this Proposal 3, we do not have any current commitments, arrangements, understandings or plans with respect to the issuance of the additional shares of our Class A common stock. We are not submitting this proposal to enable us to frustrate any efforts by another party either to acquire a controlling interest in our shares or to seek representation on our Board of Directors.

     If this proposal to increase the number of authorized shares of Class A common stock is approved, the additional authorized shares will be part of the existing class and will increase the number of shares available for issuance by us, but will have no effect upon the terms of the class of our Class A common stock or the rights of the holders thereof. If and when issued, the proposed additional authorized shares will have the same rights and privileges as the shares currently outstanding. Holders of our capital stock do not have preemptive rights to purchase these additional shares of Class A common stock.

     The future issuance of additional shares of authorized but unissued stock on other than a pro rata basis will dilute the ownership of current stockholders.

     We presently have in place certain provisions which have an anti-takeover effect. Our Board of Directors is divided into three classes as nearly as equal as possible and the directors are elected for three-year terms. As mandated by the Delaware General Corporation Law (the "DGCL") for companies with a staggered board of directors, no director may be removed by the stockholders except for cause.

     We also have elected to be subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date the person became an interested stockholder, unless certain requirements are met.

     In addition to these provisions and to this Proposal 3, we are also presenting to stockholders for their consideration and vote at this Annual Meeting Proposals 4 and 5, which may have an anti-takeover effect.

     The additional shares of Class A common stock that are the subject of this Proposal 3 also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to the acquisition, which might be deemed to have an anti-takeover effect, (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of a block of authorized but unissued shares, and the ability of our Board of Directors to issue these shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. However, our Board of Directors does not intend or view the proposed increase in authorized stock as an anti-takeover measure, nor are we aware of any proposed transactions of this type.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

         APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                  TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK
                      IN THE AMOUNT OF 10,000,000 SHARES
                                 (Proposal 4)

     On April 3, 2000, subject to stockholder approval, the Board of Directors adopted an amendment to Article 4 of our Certificate of Incorporation to authorize a new class of preferred stock (the "Class II preferred stock") in the amount of ten million (10,000,000) shares and, as a result, to increase our total authorized shares of capital stock from 1,024,000,000 to 2,034,000,000 (assuming approval of Proposal 3 to increase the number of authorized shares of Class A common stock from one billion (1,000,000,000) to two billion (2,000,000,000)).

     At the Annual Meeting, stockholders will be asked to consider and vote on the proposed amendment to Article 4 of our Certificate of Incorporation, substantially in the form included in Exhibit B. If Proposal 4 is approved by the stockholders an amendment to our Certificate of Incorporation to authorize the new class of preferred stock will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is likely to be made promptly after the Annual Meeting.

     The Board of Directors recommends that the stockholders adopt the proposal.

     The affirmative vote of a majority of the outstanding shares of our Class A common stock entitled to vote at the Annual Meeting is required to approve Proposal 4.

     In connection with various financing transactions, we have issued 1,550,000 of the 2,000,000 authorized shares of the existing class of preferred stock. Thus, only 450,000 shares of preferred stock remain available for future issuance.

     The Board of Directors believes that the proposed authorization of a new class of preferred stock is desirable to enhance our flexibility with possible future actions, including acquisitions, financing transactions and other corporate purposes as may arise. Having this authorized stock available for issuance in the future will give us greater flexibility and will allow additional shares of stock to be issued without the expense and delay of a stockholders' meeting. This kind of delay might deny us the flexibility the Board views as important in facilitating the effective use of our securities.

     The Class II preferred stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, if the Class II preferred stock is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of Class II preferred stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the holders of our Class A common stock. Such stockholders will not have preemptive rights to subscribe for shares of Class II preferred stock.

     We do not have any current commitments, arrangements, understandings or plans with respect to the issuance of shares of the proposed Class II preferred stock. We are not submitting this Proposal 4 to enable us to frustrate any efforts by another party to acquire a controlling interest in our shares or to seek representation on our Board of Directors.

     It is not possible to determine the actual effect of the Class II preferred stock on the rights of our stockholders until the Board of Directors determines the rights of the holders of a series of the Class II preferred stock. However, such effects might include:

     . restrictions on the payment of dividends to holders of the Class A common stock;
     . dilution of voting power to the extent that the holders of shares of Class II preferred stock are given voting rights;
     . dilution of the equity interests and voting power of the Class A common stock if the Class II preferred stock is convertible into Class A common stock; and

     . restrictions upon any distribution of assets to the holders of Class A common stock upon liquidation or dissolution and until the satisfaction of any liquidation preferences granted to the holders of the Class II preferred stock.

     We presently have in place certain provisions which have an anti-takeover effect, including a classified board of directors and the protections of the provisions of Section 203 of the DGCL, as described in connection with Proposal
3. We are also presenting to stockholders for their consideration and vote at this Annual Meeting Proposals 3 and 5, which may have an anti-takeover effect.

     These additional shares of preferred stock also could be used in an attempt to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to the acquisition, which might be deemed to have an anti-takeover effect, (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of a block of authorized but unissued shares, and the ability of our Board of Directors to issue these shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. However, our Board of Directors does not intend or view the new Class II preferred stock as an anti-takeover measure, nor are we aware of any proposed transactions of this type.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

         APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
         TO REQUIRE THE UNANIMOUS WRITTEN CONSENT OF THE STOCKHOLDERS
          TO TAKE CORPORATE ACTION OF STOCKHOLDERS WITHOUT A MEETING
                                 (Proposal 5)

     On April 3, 2000, subject to stockholder approval, the Board of Directors adopted an amendment to add a new Article 10 to our Certificate of Incorporation to require the unanimous written consent of the stockholders to take corporate action of stockholders without a meeting.

     At the Annual Meeting, stockholders will be asked to consider and vote on the proposed new Article 10 of our Certificate of Incorporation, substantially in the form included in Exhibit C. If Proposal 5 is approved by the stockholders an amendment to our Certificate of Incorporation to authorize the new Article 10 will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is likely to be made promptly after the Annual Meeting.

     The Board of Directors recommends that the stockholders adopt the proposal.

     The affirmative vote of a majority of the outstanding shares of our Class A common stock entitled to vote at the Annual Meeting is required to approve Proposal 5.

     Under the provisions of Section 228 of the DGCL, corporate action of stockholders without a meeting of stockholders may be taken by the written consent of a majority of the stockholders of the corporation, unless otherwise specified in the certificate of incorporation. Our current Certificate of Incorporation is silent as to this matter. However, our existing Bylaws require the unanimous written consent of our stockholders to the taking of action without a stockholders' meeting. Accordingly, the adoption of Proposal 5 would conform the applicable provisions of our Certificate of Incorporation to those already contained in our Bylaws.

     If adopted, the proposed new Article 10 of our Certificate of Incorporation will require unanimous written consent of the stockholders to the taking of corporate action of stockholders without a meeting of the stockholders. The probable effect of this proposed amendment to our Certificate of Incorporation will be to preclude stockholder action by written consent without a meeting. In other words, it is likely that stockholders who wish to propose the taking of corporate action will be required to submit such proposals for consideration at the annual or special meeting of the stockholders held at the determination of the Board of Directors.

     The proposed amendment reflects the unanimous determination of the Board of Directors, a majority of whom are independent outside directors, that we should continue to be in a position to pursue our long-term goals and objectives without distraction by the threat of a hostile takeover attempt or other abusive tactics designed or intended to force a "restructuring" of our company or our operations. The Board has concluded that the amendment to our Certificate of Incorporation embodied in Proposal 5 is necessary to enable the Board and management, in a manner consistent with the DGCL, to focus their efforts on the long-term future of McleodUSA, and to be in a position to properly respond to an unsolicited takeover bid for our company. The Board's intent in recommending Proposal 5 is to afford itself a reasonable opportunity to determine whether stockholder proposals are in the best interests of our company and our stockholders.

     We are not aware of any existing or planned effort on the part of any party to accumulate material amounts of our Class A common stock, or to acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change our management. We are aware, however, that an increased number of unsolicited acquisition proposals in connection with takeover activities have employed, or have sought to employ, tactics which are designed to force a response by the target company through threats or attempts to secure action without a meeting and without affording a reasonable opportunity for the board of directors of such companies to consider whether such proposals are in the best interests of its stockholders.

     We presently have in place certain provisions which have an anti-takeover effect, including a classified board of directors and the protections of the provisions of Section 203 of the DGCL, as described in connection with Proposal
3. We are also presenting to stockholders for their consideration and vote at this Annual Meeting Proposals 3 and 4, which may have an anti-takeover effect.

     This amendment has the effect of making more difficult action by the stockholders which does not have the support of the Board of Directors and also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to gain control of us if that party were unwilling to submit its proposals to a vote of the stockholders at a meeting (i.e., might impede the completion of a merger, tender offer or other takeover attempt).


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

                        RATIFICATION OF THE APPOINTMENT
                OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                           FOR THE 2000 FISCAL YEAR
                                 (Proposal 6)

     At the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed the firm of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2000. Arthur Andersen LLP has been our principal independent public accountants for the past three years.

     Stockholder ratification of Proposal 6 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 6 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 6, the Board of Directors will reconsider whether or not to retain Arthur Andersen LLP. Even if Proposal 6 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of McLeodUSA and its stockholders.

     It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the voting rights present at the Annual Meeting is required to approve Proposal 6.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 6.

                           STOCK OWNED BY MANAGEMENT

     The following beneficial ownership table sets forth information regarding beneficial ownership of Class A common stock as of the Record Date by:

     .  each director and director nominee;
     .  each Named Executive Officer; and
     .  all executive officers and directors as a group.

     Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Class A common stock as of the Record Date plus those shares of Class A common stock that such stockholder has the right to acquire within 60 days. Consequently, the denominator for calculating such percentage may be different for each stockholder.

     Share amounts in the table do not reflect the three-for-one stock split to be effected in the form of a stock dividend of our Class A common stock announced on February 29, 2000 and to be distributed to our stockholders on April 24, 2000.

     The table is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes to the table, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

     The number of option shares includes shares of Class A common stock that the individuals named in the table have the right to acquire within 60 days from the Record Date upon exercise of options.



                                                                                                Beneficial Ownership
                                                                                                --------------------
                                                                                         Number of    Number of
                                                                                          Option     Shares and
      Name of Beneficial Owner                                                            Shares    Option Shares  Percent
      ------------------------                                                           ---------  -------------  -------
        Clark E. McLeod(1)(2)..........................................................
        Richard A. Lumpkin(1)(3).......................................................
        Stephen C. Gray................................................................
        Arthur L. Christoffersen.......................................................
        Blake O. Fisher, Jr............................................................
        J. Lyle Patrick................................................................
        Thomas M. Collins..............................................................
        Paul D. Rhines.................................................................
        Lee Liu........................................................................
        Robert J. Currey...............................................................
        Peter H.O. Claudy..............................................................
        Roy A. Wilkens.................................................................
        Anne K. Bingaman...............................................................
        Theodore J. Forstmann..........................................................
        Erskine B. Bowles..............................................................
        James E. Hoffman...............................................................
        Directors and executive officers as a group (16 persons).......................

-------------------------------
*    Less than one percent.

(1) Richard A. Lumpkin and certain of his family members, Alliant Energy, M/C and Clark E. and Mary E. McLeod are parties to one or more stockholders' agreements, and accordingly, may constitute a group within the meaning of
Section 13(d)(3) of the Exchange Act. As of the Record Date, these stockholders beneficially owned an aggregate of _____________________ shares of Class A common stock, including 2,601,376 shares that Alliant Energy has the right to acquire upon exercise of options, and 415,000 and 65,000 shares that Messrs. McLeod and Lumpkin, respectively, have the right to purchase upon exercise of options, within 60 days from the Record Date, representing an ownership interest of _____%. See "Principal Holders of Voting Securities - Stockholders' Agreements."

(2) Includes 7,820,460 shares of Class A common stock held of record by Mary E. McLeod, Mr. McLeod's wife, over which Mr. McLeod has shared voting power and 460,000 shares of Class A common stock held by the McLeod Charitable Foundation for which both Mr. and Mrs. McLeod are directors and over which both have shared voting and dispositive power. Also includes 250,000 shares of Class A common stock held by the Clark E. McLeod Unitary Trust and 250,000 shares of Class A common stock held by the Mary E. McLeod Unitary Trust for which Mr. McLeod is a trustee and over which Mr. McLeod has shared voting and investment power. Mr. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.

(3) Includes _______________ shares of Class A common stock held of record by the late Gail G. Lumpkin, Mr. Lumpkin's recently deceased wife, over which Mr. Lumpkin has shared voting power. Includes _________________ shares of Class A common stock held by various trusts for the benefit of the family of Mr. Lumpkin over which he has shared voting and investment power. Includes 65,000 shares of Class A common stock that Mr. Lumpkin has the right to purchase within 60 days from the Record Date pursuant to options.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of the Record Date with respect to the ownership of shares of Class A common stock by each person believed by management to be the beneficial owner of more than five percent of the outstanding Class A common stock. The information is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to us. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

                                                                        Beneficial Ownership
                                                                        --------------------
                                                                        Number of
           Name of Beneficial Owner                                       Shares    Percent
           ------------------------                                     ----------  --------
                Putnam Investments, Inc. (1)..........................
                Alliant Energy Corporation (2)........................
                Clark E. McLeod (3)...................................
                Fidelity Management & Research Company (4)............
                Janus Capital Corporation (5).........................
                Kwok Li...............................................
                Linsang Partners, LLC.................................

____________________________
(1) The address of Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109. The amount of the beneficial ownership was disclosed on a
     Schedule 13G filed by Putnam Investments, Inc. on ___________________.
(2) Includes 2,601,376 shares of Class A common stock that Alliant Energy Investments, Inc., a wholly owned subsidiary of Alliant Energy Corporation, has the right to acquire upon exercise of options and ___________ shares of Class A common stock of which Alliant Energy Investments, Inc. is the holder of record. Heartland Properties, Inc., a wholly owned subsidiary of Alliant Energy Investments, Inc., is the holder of record of ________________ shares of Class A common stock. LNT Communications L.L.C., a limited liability company wholly owned by Alliant Energy Resources, Inc., a wholly owned subsidiary of Alliant Energy Corporation, is the record holder of ______ shares. Alliant Energy Foundation, Inc., an independently chartered foundation which is affiliated with Alliant Energy Corporation, is the record holder of ____________ shares of Class A common stock. The address of Alliant Energy Corporation is 222 West Washington Avenue, P.O. Box 192, Madison, WI 53701.
(3)  See "Stock Owned by Management."
(4) Fidelity Management & Research Company is a wholly owned subsidiary of FMR Corporation. The address of FMR Corporation is 82 Devonshire Street, Boston, MA 02109. The amount of beneficial ownership was disclosed on a
     Schedule 13G filed by FMR Corporation on _____________.
(5) The address of Janus Capital Corporation is 100 Fillmore Street, Suite 400, Denver, CO 80206-4923. The amount of beneficial ownership was disclosed on a Schedule 13G filed by Janus Capital Corporation on September 30, 1999.

Stockholders' Agreements

     On March 10, 2000, we entered into a further amendment and restatement of a stockholders' agreement originally entered into on November 18, 1998 with several of our significant stockholders consisting of Alliant Energy, Clark and Mary McLeod, and Richard and Gail Lumpkin and various trusts for the benefit of their family.

     Such further amended and restated November 1998 stockholders' agreement provides, among other things, that:

     . until December 31, 2001, the parties will not sell any of our equity securities, or any other securities convertible into or exchangeable for our equity securities, without receiving the prior written consent of our Board of Directors, except for transfers of the restricted securities specifically permitted by the agreement;
     . to the extent our Board of Directors approves a transfer of our equity securities by a party, the other parties are automatically granted transfer rights;
     . our Board of Directors will determine on a quarterly basis the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate 300,000 shares per quarter, that the parties may sell during designated trading periods following the release of our quarterly financial results;
     . to the extent our Board of Directors grants registration rights to a party in connection with a sale of our securities by that party, it will grant similar registration rights to the other parties;
     . our Board of Directors will determine for each of 2000 and 2001 the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate on a per year basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by us under the Securities Act for sale by the parties;
     . in any underwritten offering of shares of our Class A common stock, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of Class A common stock owned by the parties, our Board of Directors will determine the aggregate number, if any, of shares of our Class A common stock, not to exceed on a per year basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by us for sale by the parties in the offering; and
     . we may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed.

     Under the further amended and restated November 1998 stockholders' agreement, each party also agreed, until it owns less than 2,500,000 shares of our Class A common stock, to vote its shares and take all action within its power to:

     .  establish the size of our Board of Directors at up to 13 directors;
     . cause to be elected to our Board of Directors one director designated by Alliant Energy for so long as it owns at least 2,500,000 shares of our Class A common stock;
     . cause to be elected to our Board of Directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 2,500,000 shares of our Class A common stock;
     . cause Richard Lumpkin to be elected to our Board of Directors for so long as Richard Lumpkin and various other parties related to Mr. Lumpkin collectively own at least 2,500,000 shares of our Class A common stock; and
     . cause to be elected to our Board of Directors up to eight non-employee directors nominated by the Board.

     The further amended and restated November 1998 stockholders' agreement terminates on December 31, 2001. In addition, if during each of 2000 and 2001 we have not provided a party a reasonable opportunity to sell an aggregate number of shares of our Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by a party as of December 31, 1998, then that party may terminate the agreement as it applies to that party.

     On March 10, 2000, we also entered into a further amendment and restatement of a stockholders' agreement originally entered into on January 7, 1999 with the parties to the stockholders' agreement described above and M/C in connection with the acquisition by us of Ovation Communications, Inc.

     The further amended and restated January 1999 stockholders' agreement provides that, until December 31, 2001, M/C will not sell any of our equity securities, or any other securities convertible into or exchangeable for our equity securities, received pursuant to our acquisition of Ovation Communications, without receiving the prior written consent of our Board of Directors, except for transfers of the restricted securities specifically permitted by the agreement. The further amended and restated January 1999 stockholders' agreement also contains various provisions intended to insure that M/C and the parties to the further amended and restated November 1998 stockholders' agreement are treated on a basis generally similar to one another in connection with permitted sales and registration of our securities under such agreements. In addition, for so long as M/C owns at least 2,500,000 shares of our Class A common stock, M/C has agreed to vote its shares in accordance with the voting agreement contained in the further amended and restated November 1998 stockholders' agreement and the other parties have agreed to vote their shares to cause to be elected to our Board of Directors one director designated by M/C.

     The further amended and restated January 1999 stockholders' agreement terminates on December 31, 2001. In addition, if (1) during each of 2000 and 2001, we have not provided M/C an opportunity to register under the Securities Act for sale an aggregate number of shares of our Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by M/C as a result of the acquisition of Ovation Communications, or (2) the further amended and restated November 1998 stockholders' agreement has been terminated by all parties to such agreement, then M/C may terminate the further amended and restated January 1999 stockholders' agreement. The further amended and restated January 1999 stockholders' agreement will be terminated with respect to parties other than M/C and us at the time as the further amended and restated November 1998 stockholders' agreement is terminated with respect to such other parties.

     Kwok Li and Linsang Partners, LLC, a limited liability company controlled by Mr. Li, are parties to a stockholders' agreement entered into with us on March 30, 2000 in connection with our acquisition of Splitrock Services, Inc. The stockholders' agreement provides, among other things, that:

     . until December 31, 2002, Mr. Li and Linsang Partners will not sell approximately 9.3 million shares of our Class A common stock, which were received pursuant to our acquisition of Splitrock Services, without receiving the prior written consent of our Board of Directors, except for transfers of the restricted securities specifically permitted by the stockholders' agreement;
     . the shares of Class A common stock restricted by the stockholders' agreement do not include approximately 2.2 million shares of our Class A common stock which were also received by Mr. Li, his wife, Linsang Partners and members of Linsang Partners in our acquisition of Splitrock Services;
     . for the period commencing for the quarter ending December 31, 2000 and ending on the expiration date of the stockholders' agreement, our Board of Directors will determine on a quarterly basis the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate 100,000 shares per quarter, that Mr. Li and Linsang Partners may sell during designated trading periods following the release of our quarterly financial results;
     . our Board of Directors will determine for each of 2001 and 2002 the aggregate number, if any, of shares of our Class A common stock, not to exceed 1,394,480 shares of Class A common stock, to be registered by us under the Securities Act for sale by Mr. Li and Linsang Partners;
     . in any underwritten offering of shares of our Class A common stock during 2001 and 2002, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of Class A common stock owned by Mr. Li and Linsang Partners, our Board of Directors will determine the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate on a per year basis 1,394,480 shares, to be registered by us for sale by Mr. Li and Linsang Partners in the offering;
     . we may subsequently determine not to register any shares of Mr. Li and Linsang Partners under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed;
     . Mr. Li and Linsang Partners may pledge to a nationally recognized financial institution certain shares of our Class A common stock to permit certain financings by Mr. Li and Linsang Partners, provided the pledgee of such shares takes the shares subject to the restrictions in the stockholders' agreement; and
     . the stockholders' agreement will terminate on December 31, 2002, provided that Mr. Li and Linsang Partners will be permitted to terminate the stockholders' agreement on an earlier date if during each of 2001 and 2002, we have not provided Mr. Li and Linsang Partners a reasonable opportunity to sell 1,394,480 shares of our Class A common stock.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                  FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

     Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2001 annual meeting of stockholders must be received by us no later than January __, 2001 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2001 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.


                          OTHER STOCKHOLDER PROPOSALS
                 FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2001 annual meeting of stockholders, management will be able to vote proxies in its discretion if we:

     . receive notice of the proposal before the close of business on March ___, 2001, and advise stockholders in the 2001 proxy statement about the nature of the matter and how management intends to vote on such matter, or

     . do not receive notice of the proposal prior to the close of business on March ___, 2001

     Notices of intention to present proposals at the 2001 annual meeting should be addressed to Corporate Secretary, McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177.


         OTHER MATTERS THAT MAY COME BEFORE THIS YEAR'S ANNUAL MEETING

     Our Board of Directors does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

                                  By Order of the Board of Directors



                                  Clark E. McLeod
                                  Chairman and Chief Executive Officer



Cedar Rapids, Iowa
April __, 2000


     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement and it includes an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 that we filed with the SEC. Stockholders may obtain, free of charge, an additional copy of the Annual Report on Form 10-K by writing to McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, Attention: Corporate Secretary. McLeodUSA will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

                                                                       EXHIBIT A
                                                                       ---------




                            MCLEODUSA INCORPORATED

                        1996 EMPLOYEE STOCK OPTION PLAN

                            McLEODUSA INCORPORATED

                            1996 STOCK OPTION PLAN


     McLeodUSA Incorporated, a Delaware corporation (the "Corporation"), sets forth herein the terms of the 1996 Employee Stock Option Plan (the "Plan") as follows:


1.   PURPOSE

     The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to service the Corporation. Each stock option granted under the Plan is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, except (a) to the extent that any such Option would exceed the limitations set forth in Section 8 hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.   DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

     2.1. "Affiliate" means McLeodUSA Incorporated and any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

     2.2.  "Board" means the Board of Directors of the Corporation.

     2.3. "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.4. "Committee" means the Compensation Committee of the Board which must consist of no fewer than two members of the Board and shall be appointed by the Board.

     2.5.  "Corporation" means McLeodUSA Incorporated.

     2.6.  "Effective Date" means the date of adoption of the Plan by the Board.

     2.7. "Employer" means McLeodUSA Incorporated or other Affiliate which employs the designated recipient of an Option.

     2.8. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.9. "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

     2.10 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Optionee) control the management of assets, and any other entity in which one or more these persons (or the Optionee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee or a trust or foundation for the exclusive benefit of any one or more of these persons.

     2.11. "Grant Date" means the later of (i) the date as of which the Committee approves the grant and (ii) the date as of which the Optionee and the Corporation or Affiliate enter the relationship resulting in the Optionee being eligible for grants.

     2.12. "Incentive Stock Option" means an "incentive stock option" within the meaning of section 422 of the Code.

     2.13. "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

     2.14. "Option Agreement" means a written agreement (to be executed by the Corporation and the Optionee), or a written notice delivered by the Corporation to the Optionee (which need not be signed by either the Corporation or the Optionee), evidencing the grant of an Option hereunder.

     2.15.  "Optionee" means a person who holds an Option under the Plan.

     2.16. "Option Period" means the period during which Options may be exercised as defined in Section 11.

     2.17. "Option Price" means the purchase price for each share of Stock subject to an Option.

     2.18. "Plan" means the McLeodUSA Incorporated 1996 Employee Stock Option Plan.

     2.19. "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.20. "Stock" mean the shares of Class A common stock, par value $.01 per share, of the Corporation.

     2.21. "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.


3.   ADMINISTRATION

     3.1.   Committee

            The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive. As permitted by law, the Committee may delegate its authority under the Plan to a member or members of the Board of Directors or to an executive officer or officers of the Company.

     3.2  Board of Directors

          The Board of Directors' authority under the Plan shall be coextensive with the Committee's authority under the Plan; provided, that, any action taken by the Board with respect to the Plan shall be approved by a majority of the Corporation's non-employee directors.

     3.3. No Liability

          No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4.   STOCK

     The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 75,000,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.


5.   ELIGIBILITY

     Options may be granted under the Plan to (i) any officer or key employee of the Corporation or any Subsidiary (including any such officer or key employee who is also a director of the Corporation or any Subsidiary), (ii) any director of the Corporation or any Subsidiary who is not an employee of the Corporation or any Subsidiary or (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.


6.   EFFECTIVE DATE AND TERM

     6.1. Effective Date

          The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation and in a manner that satisfies the requirements of Rule 16b-3(b) of the Exchange Act; provided, however, that upon approval of the Plan by the stockholders of the Corporation,
-------
all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null, void and of no effect.

     6.2.  Term

           The Plan shall terminate on the date 10 years after the effective date.

7.   GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the

Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person in any one calendar year is five percent (5%) of the total number of shares reserved for issuance under the Plan pursuant to Section 4.


8.   LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option (other than an Option described in Section 1 hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000.
This limitation shall be applied by taking Options into account in the order in which such Options were granted.


9.   OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written Option Agreements delivered by the Corporation to the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall
                    --------  -------
comply with all terms of the Plan.


10.  OPTION PRICE

     The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the Fair Market Value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided,
                                                                  --------
however, that in the event the Optionee would otherwise be ineligible to receive
-------
an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a share of the Stock covered by the Option at the time such
Option is granted.    In the case of an Option not intended to constitute an
Incentive Stock Option, the Option Price shall be not less than the greater of par value or 50 percent of the Fair Market Value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee).


11.  TERM AND EXERCISE OF OPTIONS

     11.1.  Term

            Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible
--------  -------
to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     11.2.  Exercise by Optionee

     Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

     11.3.  Option Period and Limitations on Exercise

            Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.

     11.4.  Method of Exercise

            An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in Sections 11.4(a) and 11.4(b) hereof; provided, however, that the Committee may in its discretion
                    --------  -------
impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in
Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.


12.  TRANSFERABILITY OF OPTIONS

     12.1   Transferability of Options.

            Except as provided in Section 12.2, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section 12.2, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

     12.2   Family Transfers.

            If authorized in the applicable Option Agreement, an Optionee may transfer, not for value, all or part of a vested Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 12.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity. Following a transfer under this Section 12.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Section 12.2 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Option Agreement.


13.  TERMINATION OF EMPLOYMENT

     The Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Corporation or any other Subsidiary, or if the Optionee continues to provide services to the Corporation or any other Subsidiary in another capacity, including as a consultant or an independent contractor.


14.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     14.1.  Death

            If an Optionee dies while employed by the Corporation or a Subsidiary or within the period following the termination of employment during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section
11.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of
       --------  -------
appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

     14.2.  Disability

            If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e) (3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in
Section 11.3 hereof), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, to the extent such Option was exercisable immediately prior to such termination of employment; provided,
                                                                 --------
however, that the Committee may provide, by inclusion of appropriate language in
-------
any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

15.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.


16.  SECURITIES LAWS

     The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.


17.  EXCHANGE ACT: RULE 16b-3

     17.1.  General

            The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17.2 hereof), be inoperative and void.

     17.2.  Compensation Committee

            The Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested person" as defined in Rule 16b-3.

     17.3.  Restriction on Transfer of Stock

            No director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

     17.4.  Requirement of Stockholders' Approval

            No amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation, materially increase the benefits accruing to Section 16 "insiders" under the Plan or take any other action that would require the approval of such stockholders pursuant to Rule 16b-3.


18.  AMENDMENT AND TERMINATION

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without
         --------  -------
approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation, materially change the requirements as to eligibility to receive Options or increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 19 hereof). The Corporation also may retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option if the holder of such grant was an employee of the Corporation or a Subsidiary and is terminated "for cause," as defined in the applicable Option Agreement. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair rights or obligations under any Option theretofore granted under the Plan.


19.  EFFECT OF CHANGES IN CAPITALIZATION

     19.1.  Changes in Stock

            If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. All numbers in this Plan reflect the stock split effected in the form of a stock dividend distributed by the Corporation on July 26, 1999, but do not yet reflect the stock split to be effected in the form of a stock dividend to be distributed by the Corporation on April 24, 2000.

     19.2.  Reorganization With Corporation Surviving

            Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.


     19.3.  Other Reorganizations; Sale of Assets or Stock

            Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another entity, or upon any transaction

(including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, to the extent such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

     19.4.  Adjustments

            Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     19.5.  No Limitations on Corporation

The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20.  WITHHOLDING

     The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.


21.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.


22.  NONEXCLUSIVITY

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.


23.  GOVERNING LAW

     This Plan and all Options to be granted hereunder shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

                    ---------------------------------------


                    ----------------------------------------

     The Plan was duly adopted and approved by the Board on March 28, 1996 and was duly approved by the stockholders of the Corporation on April 30, 1996.

     The Plan was duly amended by the Board on March 27, 1997 and the amendment was duly approved by the Stockholders of the Corporation on May 29, 1997.

     The Plan was duly amended by the Board on October 30, 1997.

     The Plan was duly amended by the Board on December 19, 1997.

     The Plan was duly amended by the Board on March 26, 1998.

     The Plan was duly amended by the Board on September 24, 1998.

     The Plan was duly amended by the Board on April 12, 2000 and the amendment was duly approved by the Stockholders of the Corporation on _____ __, 2000.



                                   ___________________________
                                   RANDALL RINGS
                                   Vice President, General Counsel and Secretary

                                                                       EXHIBIT B
                                                                       ---------
                            McLeodUSA Incorporated
                            ----------------------

                       Amendment to Amended and Restated
                         Certificate of Incorporation


     Assuming approval by stockholders of both Proposal 3 and Proposal 4,
     --------------------------------------------------------------------
Article 4 of the Amended and Restated Certificate of Incorporation of McLeodUSA
-------------------------------------------------------------------------------
Incorporated (the "Certificate of Incorporation") will be amended and restated
------------------------------------------------------------------------------
as follows:
----------

     "ARTICLE 4.  CAPITAL STOCK

          4.1. Authorized Shares

          The total number of shares of stock that the Corporation shall be authorized to issue is 2,034,000,000 shares, divided into four classes as follows: (i) 2,000,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock"); (iii) 2,000,000 shares of serial preferred stock having a par value of $.01 per share ("Preferred Stock"); and (iv) 10,000,000 shares of serial preferred stock having a par value $.001 per share ("Class II Preferred Stock").

          4.2. Class A Common Stock

               4.2.1.  Relative Rights

               The Class A Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock and Class II Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock and Class II Preferred Stock. Each share of Class A Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class A Common Stock.

               4.2.2.  Dividends

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class A Common Stock and the Class B Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class A Common Stock and the Class B Common Stock, then dividends may be paid equally on each share of the Class A Common Stock, the Class B Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

               4.2.3.  Dissolution, Liquidation, Winding Up

               In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock, the holders of the Class B Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock and the Class B Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

               4.2.4.  Voting Rights

               Each holder of shares of Class A Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class B Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class A Common Stock shall be entitled to cast one vote for each outstanding share of Class A Common Stock so held.

          4.3. Class B Common Stock

               4.3.1.  Relative Rights

               The Class B Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock and Class II Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock and Class II Preferred Stock. Each share of Class B Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class B Common Stock.

               4.3.2.  Dividends

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class B Common Stock and the Class A Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class B Common Stock and the Class A Common Stock, then dividends may be paid equally on each share of the Class B Common Stock, the Class A Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

               4.3.3.  Dissolution, Liquidation, Winding Up

               In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock, the holders of the Class A Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock and the Class A Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

               4.3.4.  Voting Rights

               Each holder of shares of Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class A Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class B Common Stock shall be entitled to cast .40 vote for each outstanding share of Class B Common Stock so held.

               4.3.5.  Conversion Rights

               The shares of Class B Common Stock may be converted into fully paid and nonassessable shares of Class A Common Stock at any time at the option of the holder thereof at the rate of one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as provided below. If, at any time shares of Class B Common Stock are outstanding, the Corporation shall issue Class A Common Stock in a Class A Common Stock split without a corresponding Class B Common Stock split, the conversion rate shall be adjusted so that each share of Class B Common Stock shall be convertible into the number of shares of Class A Common Stock representing the same proportion of the total number of shares of Class A Common Stock outstanding after such stock split as the number of shares of Class A Common Stock into which such share of Class B Common Stock would have been convertible in the absence of such stock split bears to the total number of shares of Class A Common Stock outstanding immediately prior to such stock split.

               Any holder of shares of Class B Common Stock desiring to convert all or any part of such holder's shares of Class B Common Stock into shares of Class A Common Stock shall give written notice thereof to the Corporation, specifying the number of shares of Class B Common Stock such holder desires to convert and the desired conversion date (the "Conversion Date"), which shall be on a business day not less than five days after the date of such notice. On and after the Conversion Date, such holder shall be entitled to receive, upon surrender of a certificate or certificates representing the shares of Class B Common Stock so converted, a certificate for the corresponding number of shares of Class A Common Stock, determined in accordance with the provisions hereof. All shares of Class B Common Stock to be converted on the Conversion Date shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares (except the right of the holder of the certificates for such shares to receive certificates for shares of Class A Common Stock) shall thereupon cease and terminate. Shares of Class B Common Stock converted pursuant to this paragraph shall be canceled and retired and shall not be reissued. Upon conversion, no fractional shares shall be issued and any fractions of a share shall be rounded up to the next highest number.

          4.4. Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

          4.5. Class II Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Class II Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. All shares of the Class II Preferred Stock to be issued, from time to time, in one or more series shall rank on a parity with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "Existing Preferred Stock") with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, except that (i) the terms of any such series of the Class II Preferred Stock may expressly provide that such series shall be junior to the Existing Preferred Stock with respect to dividend rights or rights on liquidation, winding-up and dissolution of the Corporation, and (ii) subject to the receipt of any required approval or consent of one or more series of the Existing Preferred Stock, the terms of any such series of the Class II Preferred Stock may expressly provide that such series shall be senior to the Existing Preferred Stock with respect to dividend rights or rights on liquidation, winding-up and dissolution of the Corporation. Irrespective of the provisions of Section 242(b) of the Delaware General Corporation Law, the number of authorized shares of Class II Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Class II Preferred Stock as a class.

          4.6. Redemption

          Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (A) The redemption price of the shares to be redeemed pursuant to this Section 4.6 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of
     (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares;

          (B) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

          (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

          (D) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

          (E) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

          (F) Such additional terms and conditions as the Board of Directors shall determine. For purposes of this Section 4.6:

          (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

          (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this
     Section 4.6; provided, however, that if shares of stock of such class or
                  --------  -------
     series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

          (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.6.

          (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this Section 4.6, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.6 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions)."

                                 *     *     *

     Assuming approval by stockholders of Proposal 3 but not Proposal 4, Section
     ---------------------------------------------------------------------------
4.1 of the Certificate of Incorporation will be amended and restated as follows:
-------------------------------------------------------------------------------

          "4.1.  Authorized Shares

          The total number of shares of stock that the Corporation shall be authorized to issue is 2,024,000,000 shares, divided into three classes as follows: (i) 2,000,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock"); and (iii) 2,000,000 shares of serial preferred stock having a par value of $.01 per share ("Preferred Stock")."

                                 *     *     *

     Assuming approval by stockholders of Proposal 4 but not Proposal 3, Article
     ---------------------------------------------------------------------------
4 of the Certificate of Incorporation will be amended and restated as follows:
-----------------------------------------------------------------------------

     "ARTICLE 4. CAPITAL STOCK

          4.1.   Authorized Shares

          The total number of shares of stock that the Corporation shall be authorized to issue is 1,034,000,000 shares, divided into four classes as follows: (i) 1,000,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock"); (iii) 2,000,000 shares of serial preferred stock having a par value of $.01 per share ("Preferred Stock"); and (iv) 10,000,000 shares of serial preferred stock having a par value $.001 per share ("Class II Preferred Stock").

          4.2.   Class A Common Stock

               4.2.1.  Relative Rights

               The Class A Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock and Class II Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock and Class II Preferred Stock. Each share of Class A Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class A Common Stock.

               4.2.2.  Dividends

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class A Common Stock and the Class B Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class A Common Stock and the Class B Common Stock, then dividends may be paid equally on each share of the Class A Common Stock, the Class B Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

               4.2.3.  Dissolution, Liquidation, Winding Up

               In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock, the holders of the Class B Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock and the Class B Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

               4.2.4.  Voting Rights

               Each holder of shares of Class A Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class B Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class A Common Stock shall be entitled to cast one vote for each outstanding share of Class A Common Stock so held.

          4.3. Class B Common Stock

               4.3.1.  Relative Rights

               The Class B Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock and Class II Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock and Class II Preferred Stock. Each share of Class B Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class B Common Stock.

               4.3.2.  Dividends

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class B Common Stock and the Class A Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class B Common Stock and the Class A Common Stock, then dividends may be paid equally on each share of the Class B Common Stock, the Class A Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

               4.3.3.  Dissolution, Liquidation, Winding Up

               In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock, the holders of the Class A Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock and the Class A Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

               4.3.4.  Voting Rights

               Each holder of shares of Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class A Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class B Common Stock shall be entitled to cast .40 vote for each outstanding share of Class B Common Stock so held.

               4.3.5.  Conversion Rights

               The shares of Class B Common Stock may be converted into fully paid and nonassessable shares of Class A Common Stock at any time at the option of the holder thereof at the rate of one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as provided below. If, at any time shares of Class B Common Stock are outstanding, the Corporation shall issue Class A Common Stock in a Class A Common Stock split without a corresponding Class B Common Stock split, the conversion rate shall be adjusted so that each share of Class B Common Stock shall be convertible into the number of shares of Class A Common Stock representing the same proportion of the total number of shares of Class A Common Stock outstanding after such stock split as the number of shares of Class A Common Stock into which such share of Class B Common Stock would have been convertible in the absence of such stock split bears to the total number of shares of Class A Common Stock outstanding immediately prior to such stock split.

               Any holder of shares of Class B Common Stock desiring to convert all or any part of such holder's shares of Class B Common Stock into shares of Class A Common Stock shall give written notice thereof to the Corporation, specifying the number of shares of Class B Common Stock such holder desires to convert and the desired conversion date (the "Conversion Date"), which shall be on a business day not less than five days after the date of such notice. On and after the Conversion Date, such holder shall be entitled to receive, upon surrender of a certificate or certificates representing the shares of Class B Common Stock so converted, a certificate for the corresponding number of shares of Class A Common Stock, determined in accordance with the provisions hereof. All shares of Class B Common Stock to be converted on the Conversion Date shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares (except the right of the holder of the certificates for such shares to receive certificates for shares of Class A Common Stock) shall thereupon cease and terminate. Shares of Class B Common Stock converted pursuant to this paragraph shall be canceled and retired and shall not be reissued. Upon conversion, no fractional shares shall be issued and any fractions of a share shall be rounded up to the next highest number.

          4.4. Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

          4.5. Class II Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Class II Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. All shares of the Class II Preferred Stock to be issued, from time to time, in one or more series shall rank on a parity with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "Existing Preferred Stock") with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, except that (i) the terms of any such series of the Class II Preferred Stock may expressly provide that such series shall be junior to the Existing Preferred Stock with respect to dividend rights or rights on liquidation, winding-up and dissolution of the Corporation, and (ii) subject to the receipt of any required approval or consent of one or more series of the Existing Preferred Stock, the terms of any such series of the Class II Preferred Stock may expressly provide that such series shall be senior to the Existing Preferred Stock with respect to dividend rights or rights on liquidation, winding-up and dissolution of the Corporation. Irrespective of the provisions of Section 242(b) of the Delaware General Corporation Law, the number of authorized shares of Class II Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Class II Preferred Stock as a class.

          4.6. Redemption

          Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (A) The redemption price of the shares to be redeemed pursuant to this Section 4.6 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of
     (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares;

          (B) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

          (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of

     Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

          (D) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

          (E) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

          (F) Such additional terms and conditions as the Board of Directors shall determine. For purposes of this Section 4.6:

          (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

          (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this
     Section 4.6; provided, however, that if shares of stock of such class or
                  --------  -------
     series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

          (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.6.

          (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this Section 4.6, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.6 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions)."

                                 *     *     *

                                                                       EXHIBIT C
                                                                       ---------
                            McLeodUSA Incorporated
                            ----------------------

                       Amendment to Amended and Restated
                         Certificate of Incorporation


ARTICLE 10.    UNANIMOUS WRITTEN CONSENT TO STOCKHOLDER ACTION WITHOUT A
               MEETING

     Notwithstanding the provisions of Section 228 of the Delaware General Corporation Law, except to the extent otherwise provided pursuant to the terms of any series of Preferred Stock or Class II Preferred Stock with respect to such series, no corporate action of stockholders without a meeting of stockholders shall be taken by less than unanimous written consent of the stockholders of the Corporation.

           [Form of Proxy Card for Holders of Class A Common Stock]

                            McLEODUSA INCORPORATED
                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 31, 2000

                                  10:00 A.M.

                              COLLINS PLAZA HOTEL
                             1200 Collins Road NE
                              Cedar Rapids, Iowa


[McLEODUSA LOGO]
-------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR USE AT THE ANNUAL MEETING ON MAY 31, 2000.

The undersigned stockholder of McLeodUSA Incorporated (the "Company") hereby appoints J. Lyle Patrick and Randall Rings or either one of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2000 annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed by the stockholder named herein and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4, 5 AND 6, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6.

The stockholder named herein hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The stockholder named herein may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

          PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
            USING THE ENCLOSED POSTAGE PREPAID ENVELOPE OR YOU CAN
           GIVE YOUR PROXY BY EITHER CALLING THE TOLL-FREE TELEPHONE
                         NUMBER OR USING THE INTERNET,
                 EACH AS DESCRIBED IN THE INSTRUCTIONS ON THE
                          REVERSE OF THIS PROXY CARD.

                     See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone or Internet voting is 12:00 noon EDT, May 30, 2000.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK***EASY***IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call.

 .    You will be prompted to enter your 3-digit Company Number and your 7-
     digit Control Number, which are located above.
 .    Follow the simple instructions the voice message provides you.

VOTE VIA INTERNET - http://www.eproxy.com/mcld/-- QUICK***EASY***IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the Web site.

 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number, which are located above.
 .    Follow the simple instructions on the computer screen to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to McLeodUSA Incorporated, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


   If you vote by phone or the Internet, please do not mail your proxy card.
                              Please detach here

    The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1.  Election of directors:    01  Clark E. McLeod       04  Robert J. Currey     [_] Vote FOR     [_] Vote WITHHELD
                              02  James E. Hoffman      05  Anne K. Bingaman         all nominees     from all nominees
                              03  Blake O. Fisher, Jr.

(Instructions:  To withhold authority to vote for any                   ---------------------------------------------------------
indicated  nominee, write the number(s) of the nominee(s)
in the box provided  to the right.)                                     ---------------------------------------------------------

2. To approve the 1996 Employee Stock Option
   Plan, as amended.                                                    [_]    For         [_]    Against          [_]    Abstain

3. To amend the Certificate of Incorporation
   to increase the number of authorized shares
   of Class A Common Stock to 2,000,000,000
   from 1,000,000,000.                                                  [_]    For         [_]    Against          [_]    Abstain

4. To amend the Certificate of Incorporation
   to authorize a new class of preferred stock
   in the amount of 10,000,000 shares.                                  [_]    For         [_]    Against          [_]    Abstain

5. To amend the Certificate of Incorporation
   to require the unanimous written consent
   of the stockholders to take corporate
   action of stockholders without a meeting.                            [_]    For         [_]    Against          [_]    Abstain

6. To ratify the Board of Directors' appointment
   of Arthur Anderson LLP as the Company's
   independent public accountants for the 2000
   fiscal year.                                                         [_]    For         [_]    Against          [_]    Abstain

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
                        ---

Address Change?  Mark Box            [_]
Indicate changes below:                           Date_________________________

                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s) in Box (Please date and
                                           sign here exactly as name appears at
                                           left. When signing as attorney,
                                           executor, administrator, trustee,
                                           guardian or other fiduciary, give
                                           full title as such; and when stock
                                           has been issued in the name of two or
                                           more persons, all should sign.)

         [Form of Proxy Card for Holders of Series B Preferred Stock]

                            McLEODUSA INCORPORATED
                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 31, 2000

                                  10:00 A.M.

                              COLLINS PLAZA HOTEL
                             1200 Collins Road NE
                              Cedar Rapids, Iowa


[McLEODUSA LOGO]
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR USE AT THE ANNUAL MEETING ON MAY 31, 2000.

The undersigned stockholder of McLeodUSA Incorporated (the "Company") hereby appoints J. Lyle Patrick and Randall Rings or either one of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2000 annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed by the stockholder named herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL
1.

The stockholder named herein hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The stockholder named herein may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

          PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
            USING THE ENCLOSED POSTAGE PREPAID ENVELOPE OR YOU CAN
           GIVE YOUR PROXY BY EITHER CALLING THE TOLL-FREE TELEPHONE
                         NUMBER OR USING THE INTERNET,
                 EACH AS DESCRIBED IN THE INSTRUCTIONS ON THE
                          REVERSE OF THIS PROXY CARD.

                     See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone or Internet voting is 12:00 noon EDT, May 30, 2000.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK***EASY***IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call.

 .    You will be prompted to enter your 3-digit Company Number and your 7-
     digit Control Number, which are located above.
 .    Follow the simple instructions the voice message provides you.

VOTE VIA INTERNET - http://www.eproxy.com/mcld/ -- QUICK***EASY***IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the Web site.

 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number, which are located above.
 .    Follow the simple instructions on the screen to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to McLeodUSA Incorporated, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



   If you vote by phone or the Internet, please do not mail your proxy card.
                              Please detach here

             The Board of Directors Recommends a Vote FOR Item 1.

1.  Election of directors:    01  Theodore J. Forstmann     02  Erskine B. Bowles  [_]  Vote FOR        [_]  Vote WITHHELD
                                                                                       all nominees         from all nominees


(Instructions:  To withhold authority to vote for any                  ----------------------------------------------------------
indicated nominee, write the number(s) of the nominee(s)
in the box provided to the right.)                                     ----------------------------------------------------------


If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1.
                        ---


Address Change?  Mark Box    [_]
Indicate changes below:                      Date ________________________

                                   --------------------------------------------

                                   --------------------------------------------
                                   Signature(s) in Box
                                   (Please date and sign here exactly as name appears at left. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)